Exhibit 99.1
EXECUTION VERSION
DATED 21 JUNE 2007
MONTPELIER REINSURANCE LTD.
AS COMPANY
MONTPELIER RE HOLDINGS LIMITED
AS PARENT
MONTPELIER CAPITAL LIMITED
AS ACCOUNT PARTY
THE ROYAL BANK OF SCOTLAND PLC
AS MANDATED LEAD ARRANGER
AND
THE ROYAL BANK OF SCOTLAND PLC
AS AGENT AND SECURITY TRUSTEE

£74,000,000 STANDBY LETTER OF CREDIT
FACILITY AGREEMENT

THIS AGREEMENT is dated 21 June 2007 and made between:
(1)	MONTPELIER REINSURANCE LTD. as company (the “Company”);

(2)	MONTPELIER RE HOLDINGS LTD. as parent (the “Parent”);

(3)	MONTPELIER CAPITAL LIMITED as account party (the “Account Party”);

(4)	THE ROYAL BANK OF SCOTLAND PLC as mandated lead arranger (the “Arranger”);

(5)	THE FINANCIAL INSTITUTIONS listed in Schedule 1 (The Original Lenders) as lenders (the “Original Lenders”);

(6)	THE ROYAL BANK OF SCOTLAND PLC as security trustee of the Finance Parties (the “Security Trustee”); and

(7)	THE ROYAL BANK OF SCOTLAND PLC as agent of the other Finance Parties (the “Agent”).
IT IS AGREED as follows:
SECTION 1
INTERPRETATION
1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Approved Credit Institution” means a credit institution within the meaning of the First Council Directive on the co-ordination of laws, regulations and administrative provisions relating to the taking up and pursuit of the business of credit institutions (No. 2006/48/EC) which has been approved by the Council of Lloyd’s for the purpose of providing guarantees and issuing or confirming letters of credit comprising a Member’s Funds at Lloyd’s.

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

“Authorised Signatory” means, in relation to any Obligor, any person who is duly authorised (in such manner as may be reasonably acceptable to the Agent) and in respect of whom the Agent has received a certificate signed by a director or another Authorised Signatory of that Obligor setting out the name and signature of such person and confirming such person’s authority to act.

“Availability Period” means the period from and including the date of this Agreement to and including the date falling 12 Months after the date of this Agreement.

“Available Commitment” means, in relation to any Lender at any time, that Lender’s Commitment less its share of the Outstandings at such time.

“Available Facility” means, at any time, the aggregate for the time being of each Lender’s Available Commitment adjusted, in the case of a proposed Utilisation, so as to take into account:
(a)	any reduction in the Commitment of a Lender pursuant to the terms hereof;

(b)	any Letter of Credit which pursuant to any other Utilisation, is to be issued; and

(c)	any Letter of Credit which is due to expire,
on or before the proposed Utilisation Date relating to such Utilisation.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London and Bermuda.

“Business Plan” means the document dated 13 April 2007 delivered to the Arranger setting out the Group’s business plan in relation to Lloyd’s syndicate 5151.

“Cash Collateral” means, in relation to any Lender’s Proportion of any Letter of Credit, a deposit in such interest bearing account or accounts as such Lender may specify, such deposit and account to be secured in favour of and on terms and conditions acceptable to that Lender.

“Charged Property” means the Eligible Collateral which from time to time is, or is expressed to be, the subject of the Transaction Security.

“Collateral Account” means the account with the Custodian held in the name of the Company with account number 251511 and any replacement or successor account maintained with the Custodian and subject to the terms of the Control Agreement.

“Commencement Date” means, in relation to any Letter of Credit, the date as and from which the Lenders’ liabilities (whether actual or contingent) under such Letter of Credit start to accrue.

“Commitment” means:
(a)	in relation to an Original Lender, the amount set opposite its name under the heading “Commitment” in Schedule 1 (The Original Lenders) and the amount of any other Commitment transferred to it under this Agreement; and

(b)	in relation to any other Lender, the amount of any Commitment transferred to it under this Agreement, to the extent not cancelled, reduced or transferred by it under this Agreement.

“Commitment Fee” means the fee described in Clause 10.1 (Commitment Fee).

“Compliance Certificate” means a certificate substantially in the form set out in Schedule 6 (Form of Compliance Certificate).

“Control Agreement” means the agreement dated on or about the date hereof between the Custodian, the Company and the Security Trustee relating to the Collateral Account.

“Corporate Member” means a corporate underwriting member of Lloyd’s.

“Credit Extension” means the issuance, extension, amendment or renewal of a Letter of Credit.

“Credit Institution Confirmation” means the confirmation in form and substance satisfactory to Lloyd’s and substantially in the form set out in Schedule 8 (Form of Credit Institution Confirmation).

“Custodian” means The Bank of New York.

“Default” means an Event of Default or any event or circumstance specified in Clause 21 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“Delegate” means any delegate, agent, attorney or co-trustee appointed by the Security Trustee.

“Dollar Equivalent” means at any time, (a) with respect to any amount denominated in USD, such amount, and (b) with respect to any amount denominated in any other currency, the equivalent amount thereof in USD as determined by the Security Trustee at such time on the basis of the Spot Rate for the purchase of USD with such other currency.

“Eligible Collateral” has the meaning given to it in the Security Agreement.

“Event of Default” means any event or circumstance specified as such in Clause 21 (Events of Default).

“Existing Facility” means the facility made available to the Company pursuant to the letter of credit reimbursement and pledge agreement dated 9 June 2006 (as amended) between, amongst others, the Company, HSBC Bank USA, National Association and Bank of America, N.A.

“Expiry Date” means, in relation to any Letter of Credit, the date on which the maximum aggregate liability thereunder is to be reduced to zero, such date to fall no later than 31 December 2012.

“Facility” means the standby letter of credit facility made available under this Agreement as described in Clause 2 (The Facility).

“Facility Office” means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement.

“Fee Letter” means any letter or letters dated on or about the date of this Agreement between the Arranger and the Company (or the Agent and the Company or the Security Trustee and the Company) setting out any of the fees referred to in Clause 10 (Fees).

“Finance Document” means this Agreement, the Security Documents, any Fee Letter and any other document designated as such by the Agent and the Company.

“Finance Party” means the Agent, the Arranger, the Security Trustee or a Lender.

“Financial Indebtedness” means any indebtedness for or in respect of:
(a)	moneys borrowed;

(b)	any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)	the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a finance or capital lease;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)	any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

(g)	any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

(h)	any amount raised by the issue of redeemable shares;

(i)	any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

(j)	the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (h) above.
“FSA Handbook” means the UK Financial Services Authority Handbook of Rules and Guidance (as amended from time to time).

“Funds at Lloyd’s” or “FAL” has the meaning given to it under paragraphs 16 and 17 of the Membership Byelaw (No. 5 of 2005).

“Funds at Lloyd’s Requirements” means, in respect of any Member, the amount required to be maintained by that Member as Funds at Lloyd’s.

“GAAP” means principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board.

“Governmental Authority” means any foreign, federal, state, regional, local, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government or any court or arbitrator.

“Group” means the Company and its Subsidiaries from time to time.

“Holding Company” means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

“Income Tax Act” means the Income Tax Act 2007.

“Information Memorandum” means the document in the form approved by the Company concerning the Group which, at the Company’s request and on its behalf, will be prepared in relation to this transaction and distributed by the Arranger to selected financial institutions in connection with primary syndication of the Facility.

“Insurance Subsidiary” means the Company and any other Subsidiary of the Parent which is licensed by any Governmental Authority to engage in the insurance business.

“Integrated Prudential Sourcebook” means the Integrated Prudential Sourcebook for insurers (as amended and replaced from time to time), which forms part of the FSA Handbook.

“Lender” means:
(a)	any Original Lender; and

(b)	any bank, financial institution, trust, fund or other entity which has become a Party in accordance with Clause 22 (Changes to the Lenders), which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

“Letter of Comfort” means a letter of comfort from Lloyd’s to the Company in substantially the form set out in Schedule 9 (Letter of Comfort).

“Letter of Credit” means a Letter of Credit issued or to be issued under the Facility substantially in the form set out in Schedule 5 (Form of Letter of Credit).

“Letter of Credit Fee Rate” means the rate per annum calculated in accordance with Clause 10.2 (Letter of Credit Fee).

“LMA” means the Loan Market Association.

“Lloyd’s” means the society incorporated by Lloyd’s Act 1871 by the name of Lloyd’s.

“Lloyd’s Deposit” has the meaning given to such item in paragraph 1 of the Definitions Byelaw (No. 7 of 2005).

“Majority Lenders” means:
(a)	if there are no Outstandings, a Lender or Lenders whose Commitments aggregate more than 66 2/3% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/3% of the Total Commitments immediately prior to the reduction); or

(b)	whilst there are Outstandings, a Lender or Lenders to whom in aggregate 66 2/3% or more of the Outstandings is owed.
“Managed Syndicate” means syndicate 5151 (or any successor if such person merges) at Lloyd’s.

“Material Adverse Effect” means a material adverse effect on or a material adverse change in:
(a)	the business, assets, operations, property, condition (financial or otherwise)] or prospects of the Group (taken as a whole);

(b)	the ability of the Company to perform its material or payment obligations under the Finance Documents;

(c)	the validity or enforceability of the Finance Documents or the rights or remedies of any Finance Party under the Finance Documents; or

(d)	the validity or enforceability of any Security expressed to be created pursuant to the Security Documents or on the priority or ranking of any of that Security.
“Material Subsidiary” means, at any time:
(a)	the Company;

(b)	any Insurance Subsidiary;

(c)	any Subsidiary of the Company which is not an Insurance Subsidiary and which has total assets or total revenue (consolidated where that Subsidiary itself has Subsidiaries) representing fifteen per cent. or more of the total assets or total revenue of the Group on a consolidated basis (all as calculated by reference to the latest audited financial statements of the Group); and

(d)	any Subsidiary of the Company to which has been transferred (whether in a single transaction or series of transactions (whether related or not)) the whole or substantially the whole of the assets of a Subsidiary which immediately prior to such transaction(s) was a Material Subsidiary.
For the purposes of this definition:

(1)	if a Subsidiary becomes a Material Subsidiary under paragraph (d) above, the Material Subsidiary by which the relevant transfer was made shall, subject to paragraph (c) above, cease to be a Material Subsidiary; and

(2)	if a Subsidiary is acquired by the Company after the end of the financial period to which the latest audited consolidated financial statements of the Group relate, those financial statements shall be read as if that Subsidiary had been shown in them by reference to its then latest audited financial statements (consolidated if appropriate) until audited consolidated financial statements of the Group for the financial period in which the acquisition is made have been prepared.
“Member” means a Corporate Member or a Name.
“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:
(a)	if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month.
The above rules will only apply to the last Month of any period.

“Moody’s” means Moody’s Investors Service, Inc.

“Name” means an individual underwriting member of Lloyd’s.

“Obligors” means the Company, the Parent and the Account Party and “Obligor” means any one of them.

“Original Financial Statements” means:
(a)	in relation to the Company, its audited financial statements for the financial year ended 31 December 2006; and

(b)	in relation to the Parent, its audited consolidated financial statements for the financial year ended 31 December 2006.
“Outstandings” means, at any time the aggregate of the maximum actual and contingent liabilities of the Lenders in respect of each outstanding Letter of Credit.

“Party” means a party to this Agreement.

“Permitted Security” means:
(a)	any Security listed in Schedule 7 (Existing Security) except to the extent the principal amount secured by that Security exceeds the amount stated in that Schedule;

(b)	any Security entered into pursuant to the Finance Documents;

(c)	any Security entered into pursuant to the Existing Facility provided that the amount secured by such Security has not increased on or after the date of this Agreement;

(d)	any netting or set-off arrangement entered into by any member of the Group in the normal course of its banking arrangements for the purpose of netting debit and credit balances or any arrangements arising in the normal course of its banking under which moneys or claims to, or the benefit of, a bank or other account may be applied, set off or made subject to a combination of accounts so as to effect discharge of any sum owed or payable to any person;

(e)	any title transfer or retention of title arrangement entered into by any member of the Group in the normal course of its trading activities on the counterparty’s standard or usual terms;

(f)	any lien arising by operation of law and in the ordinary course of trading;

(g)	any Security over or affecting any asset acquired by a member of the Group after the date of this Agreement if:
(i)	the Security was not created in contemplation of the acquisition of that asset by a member of the Group;

(ii)	the principal amount secured has not been increased in contemplation of, or since the acquisition of that asset by a member of the Group; and

(iii)	the Security is removed or discharged within 6 months of the date of acquisition of such asset;
(h)	any Security over or affecting any asset of any company which becomes a member of the Group after the date of this Agreement, where the Security is created prior to the date on which that company becomes a member of the Group, if:
(i)	the Security was not created in contemplation of the acquisition of that company;

(ii)	the principal amount secured has not increased in contemplation of or since the acquisition of that company; and

(iii)	the Security is removed or discharged within 6 months of that company becoming a member of the Group;

(i)	any Security over or affecting any asset forming part of a trust fund (or whose proceeds will form part of a trust fund) which is either held subject to the provisions of any deed or agreement of the kind referred to in clause (j) below, where such Security is created to secure obligations arising under a Syndicate Arrangement;

(j)	any Security granted or subsisting under any deed or agreement required by Lloyd’s to be executed or entered into by or on behalf of an underwriting member of the Managed Syndicate in connection with its insurance business at Lloyd’s;

(k)	any Security created with the prior written consent of the Lenders; and

(l)	any Security securing indebtedness the principal amount of which (when aggregated with the principal amount of any other indebtedness which has the benefit of Security given by any member of the Group other than any permitted under paragraphs (a) to (l) above) does not exceed £5,000,000 (or its equivalent in another currency or currencies), other than to the extent that any of the above exceptions relate to any Charged Property.

“Pledged Collateral Certificate” has the meaning given to it in Clause 18.8 (Pledged Collateral Certificate).

“Proportion” means, in relation to a Lender, save as otherwise provided in this Agreement, the proportion (expressed as a percentage) borne by such Lender’s Commitment to the aggregate Commitments of all the Lenders hereunder.

“Realistic Disaster Scenario” means any realistic disaster scenario presented in a business plan prepared in relation to the Managed Syndicate under paragraph 35 of the Underwriting Byelaw (No. 2 of 2003) which shows the potential impact upon the Managed Syndicate of a catastrophic event.

“Receiver” means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Property.

“Repeating Representations” means each of the representations set out in Clauses 17.1 (Status) to 17.6 (Governing law and enforcement), Clause 17.9 (No default), Clause 17.12 (Pari passu ranking), Clause 17.13 (No proceedings pending or threatened) and Clause 17.16 (Security).

“Revocation Notice” has the meaning given to it in Clause 6.2 (Revocation Notice).

“Secured Obligations” means all obligations at any time due, owing or incurred by the Company to any Finance Party under the Finance Documents, whether present or future, actual or contingent (and whether incurred solely or jointly and whether as principal or surety or in some other capacity).

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Security Documents” means the Security Agreement, the Control Agreement and any other document designated as such by the Company and the Security Trustee.

“Security Agreement” means security over cash deposits and securities agreement relating to the Collateral Account dated on or about the date hereof between the Company and the Security Trustee.

“Spot Rate” means for a currency, the rate determined by the Security Trustee to be the rate quoted by the person acting in such capacity as the spot rate for the purchase by such person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Security Trustee may obtain such spot rate from another financial institution designated by the Security Trustee if the person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of McGraw Hill Companies, Inc.

“Subordinated Funds at Lloyd’s” has the meaning given to it in Clause 2.3 (Ranking of Funds at Lloyd’s).

“Subsidiary” means a subsidiary within the meaning of section 736 of the Companies Act 1985 as the same may have been, or may from time to time be, amended or re-enacted.

“Syndicate Arrangement” means any arrangement entered into by a managing agent at Lloyd’s on behalf of the Account Party together with the other syndicate members with respect to financing or reinsurance for the purposes of or in connection with the underwriting business carried on by all such members of that syndicate.

“Syndication Agreement” means any agreement giving effect to the primary syndication of the Facility.

“Syndication Date” means the earlier of:
(a)	the date on which the Agent confirms to the Company that the primary syndication of the Facility is completed and that syndicate banks have acceded to this Agreement by execution of a Syndication Agreement; and

(b)	the date falling 6 Months after the date of this Agreement.
“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Taxes Act” means the Income and Corporation Taxes Act 1988.

“Term” means, save as otherwise provided herein, in relation to any Letter of Credit, the period from its Commencement Date until its Expiry Date.

“Total Commitments” means the aggregate of the Commitments being £74,000,000 at the date of this Agreement, or as may be increased pursuant to Clause 2.8 (Primary Syndication) up to a maximum of £180,000,000.

“Total Outstandings” means, at any time, the Dollar Equivalent of the Outstandings under the Facility Agreement at such time.

“Transaction Security” means the Security created or expressed to be created in favour of the Security Trustee pursuant to the Security Documents.

“Transfer Certificate” means a certificate substantially in the form set out in Schedule 3 (Form of Transfer Certificate) or any other form agreed between the Agent and the Company.

“Transfer Date” means, in relation to a transfer, the later of:
(a)	the proposed Transfer Date specified in the Transfer Certificate; and

(b)	the date on which the Agent executes the Transfer Certificate.
“Unpaid Sum” means any sum due and payable but unpaid by the Company under the Finance Documents.

“Utilisation” means a utilisation of the Facility.

“Utilisation Date” means the date of a Utilisation, being the date on which the Letter of Credit is to be issued.

“Utilisation Request” means a notice substantially in the form set out in Schedule 4 (Form of Utilisation Request).

“VAT” means value added tax as provided for in the Value Added Tax Act 1994 and any other tax of a similar nature.

1.2	Construction
(a)	Unless a contrary indication appears, any reference in this Agreement to:
(i)	the “Agent”, the “Security Trustee”, the “Arranger”, any “Finance Party”, any “Lender”, any “Obligor” or any “Party” shall be construed so as to include its successors in title, permitted assigns and permitted transferees and, in the case of the Security Trustee, any person for the time being appointed as Security Trustee or Security Trustees in accordance with this Agreement;

(ii)	“assets” includes present and future properties, revenues and rights of every description;

(iii)	a “byelaw” shall be construed as a reference to a byelaw made under Lloyd’s Acts 1871 to 1982 as the same may have been, or may from time to time be, amended or replaced;

(iv)	a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended or restated (however fundamentally and whether or not more onerously) or replaced and includes any change in the purpose of, any extension of or any increase in the facility or the addition of any new facility under that Finance Document or other agreement or instrument;

(v)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(vi)	“Lloyd’s syndicate accounting rules” shall be construed as a reference to the Lloyd’s syndicate accounting rules prescribed by the Syndicate Accounting Byelaw (No. 18 of 1994);

(vii)	a “member” shall be construed (as the context may require) as a reference to an underwriting member of Lloyd’s;

(viii)	a “Member’s syndicate premium limit” shall be construed as a reference to a Member’s syndicate premium limit within the meaning of paragraph 1 of the Schedule to the Membership Byelaw (No. 17 of 1993);

(ix)	a Lender’s “participation” shall be construed as a reference to such rights and obligations of that Lender in relation to the Letter of Credit as are expressly set out in this Agreement;

(x)	a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality);

(xi)	a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(xii)	a “syndicate” shall be construed as a reference to a group of members or a single Corporate Member underwriting insurance business at Lloyd’s through the agency of a managing agent to which a particular syndicate is assigned by the Council of Lloyd’s;

(xiii)	an “underwriting member”:
(A)	in the case of an individual member, shall be construed so as to include the underwriting member’s executors or administrators,

trustees in bankruptcy and any receiver appointed under the Mental Health Act 1983 and any person performing similar functions in any jurisdiction;

(B)	in the case of a corporate member, shall be construed so as to include any person to whom the underwriting member’s property may pass by operation of law in any jurisdiction on bankruptcy, reorganisation or otherwise;
(xiv)	a provision of law is a reference to that provision as amended or re-enacted; and

(xv)	a time of day is a reference to London time.
(b)	Section, Clause and Schedule headings are for ease of reference only.

(c)	Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d)	A Default (other than an Event of Default) is “continuing” if it has not been remedied or waived and an Event of Default is “continuing” if it has not been remedied or waived.
1.3	Third party rights

A person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this Agreement.

1.4	Syndicate

For the purpose of construing references in this Agreement to a syndicate, unless the context otherwise requires, the several groups of members to which in successive years a particular syndicate number is assigned by the Council of Lloyd’s shall be treated as the same syndicate notwithstanding that they may not comprise the same members with the same premium income limits.

1.5	Currency Symbols

“£” and “sterling” denote the lawful currency of the United Kingdom for the time being. “USD” and “US$” denote the lawful currency of the United States of America from time to time.

SECTION 2
THE FACILITY
2.	THE FACILITY

2.1	The Facility

Subject to the terms of this Agreement, the Lenders make available to the Company a sterling standby letter of credit facility in an aggregate amount equal to the Total Commitments.

2.2	Finance Parties’ rights and obligations
(a)	The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)	The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from the Company shall be a separate and independent debt.

(c)	A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.
2.3	Ranking of Funds at Lloyd’s

It is acknowledged by the parties hereto that, subject to the duties of Lloyd’s as trustee of all Funds at Lloyd’s and to any conditions and requirements prescribed under the Membership Byelaw (No. 5 of 2005) which are for the time being applicable, the Facility will provide Funds at Lloyd’s for the Account Party which, to the extent that such parties are able to procure the same upon and subject to the terms of this Agreement, shall only be applied after all other Funds at Lloyd’s (the “Subordinated Funds at Lloyd’s”) of the Account Party from time to time have been exhausted.

2.4	Application of Subordinated Funds at Lloyd’s
(a)	The Company shall use all reasonable endeavours to ensure that the Subordinated Funds at Lloyd’s of the Account Party are applied to the fullest extent possible before any payment is made under a Letter of Credit (including, without limitation and at the request of the Agent, obtaining a Letter of Comfort with respect to the order of application of Funds at Lloyd’s).

(b)	The Company shall promptly inform the Agent if and when any Subordinated Funds at Lloyd’s are provided by the Company, or any other person, for the Account Party.
2.5	Several Obligations
The obligations of each Lender are several and the failure by any Lender to perform its obligations hereunder or under any Letter of Credit shall not affect the obligations of the Company towards any other party hereto nor shall any other such party be liable for the failure by such Lender to perform its obligations hereunder or under such Letter of Credit.

2.6	Several Rights

The rights of each Finance Party are several and any debt arising hereunder at any time from the Company to any Finance Party shall be a separate and independent debt. Each Finance Party shall be entitled to protect and enforce its individual rights arising out of this Agreement independently of any other party hereto (so that it shall not be necessary for any such party to be joined as an additional party in any proceedings for this purpose).

2.7	Credit Institution Confirmation
(a)	Each Lender acknowledges that the Agent must provide a Credit Institution Confirmation to Lloyd’s with each Letter of Credit.

(b)	For the purposes of the Agent providing such Credit Institution Confirmation to Lloyd’s, each Lender confirms, on the date of this Agreement and on the date of issue of any Letter of Credit, that, subject to compliance with the terms of this Agreement for the utilisation of a Letter of Credit:
(i)	it has duly authorised the execution and delivery by the Agent of each Letter of Credit and each such Letter of Credit is duly executed by the Agent on its behalf; and

(ii)	its obligations under any Letter of Credit constitute its legal, valid and binding obligations.
2.8	Primary Syndication
(a)	All Parties agree that primary syndication of the Facility will be effected by means of the execution of a Syndication Agreement. Each New Lender which executes the Syndication Agreement shall become a Lender on the date specified in the Syndication Agreement.

(b)	Upon the date as mentioned in Clause 2.8(a) above, the Total Commitments shall be increased (subject to the Total Commitments being a maximum of £180,000,000) to the amount set out as the Total Commitments in the Syndication Agreement and each Lender shall have a Commitment in the amount set out opposite its name under the heading “Commitment” in the Syndication Agreement

(c)	Subject to the Total Commitments exceeding £74,000,000 in aggregate following the increase referred to in paragraph (b) above, the Commitment of The Royal Bank of Scotland plc shall be reduced to the amount set out opposite its name under the heading “Commitment” in the Syndication Agreement (being no more than £60,000,000).

3.	PURPOSE

3.1	Purpose

The Facility is granted for the purpose of enabling Funds at Lloyd’s to be provided for the Account Party (being a Member) and, accordingly, the Company shall ensure that all Letters of Credit will form part of the Lloyd’s Deposit of the Account Party, and the Finance Parties shall not be obliged to concern themselves with the application of any sum paid thereunder.

3.2	Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.	CONDITIONS OF UTILISATION

4.1	Initial conditions precedent

The Company may not deliver a Utilisation Request unless the Agent has received all of the documents and other evidence listed in Schedule 2 (Conditions precedent) in form and substance satisfactory to the Agent. The Agent shall notify the Company and the Lenders promptly upon being so satisfied.

4.2	Maximum number of Letters of Credit

The Company may not deliver a Utilisation Request if as a result of the proposed Utilisation, 21 or more Letters of Credit would be outstanding.

4.3	Utilisation Conditions

Save as otherwise provided herein, a Letter of Credit will be issued under the Facility at the request of the Company if:
(a)	the proposed Utilisation Date is a Business Day falling within the Availability Period;

(b)	the proposed Term of the Letter of Credit is (subject to the terms thereof) at least four years (but, in any event, with an Expiry Date no later than 31 December 2012);

(c)	the Letter of Credit is substantially in the form set out in Schedule 5 (Form of Letter of Credit);

(d)	the applicant under such Letter of Credit is the Account Party and the beneficiary of such Letter of Credit is Lloyd’s; and

(e)	the conditions set out in Clause 5.5 (Further Conditions Precedent) are satisfied.
4.4	Completion of Letters of Credit

The Agent shall arrange for the issue of any Letter of Credit pursuant to Clause 4.3 (Utilisation Conditions) by:
(a)	completing the Commencement Date and the proposed Expiry Date of such Letter of Credit;

(b)	(in the case of an amendment increasing the amount thereof) amending such Letter of Credit in such manner as Lloyd’s may agree;

(c)	completing Schedule 1 to such Letter of Credit with the percentage participation of each Lender as allocated pursuant to the terms of this Agreement; and

(d)	executing such Letter of Credit and following such execution delivering such Letter of Credit to Lloyd’s on the Utilisation Date.

SECTION 3
UTILISATION
5.	UTILISATION

5.1	Delivery of a Utilisation Request

The Company may utilise the Facility by delivery to the Agent of a duly completed Utilisation Request not later than 10 a.m. 5 Business Days prior to the proposed Utilisation Date.

5.2	Completion of a Utilisation Request
(a)	Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:
(i)	the proposed Utilisation Date is a Business Day within the Availability Period; and

(ii)	the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount).
(b)	Only one Letter of Credit may be requested in each Utilisation Request.
5.3	Currency and amount
(a)	The currency specified in a Utilisation Request must be sterling.

(b)	The amount of the proposed Letter of Credit must be an amount which is not more than the Available Facility and which is a minimum of £100,000 or, if less, the Available Facility.
5.4	Lenders’ participation

Save as otherwise provided herein, each Lender will participate through its Facility Office in each Letter of Credit in its Proportion of the Available Facility immediately prior to the issue of such Letter of Credit.

5.5	Further Conditions Precedent

The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:
(a)	no Default is continuing or would result from the proposed Utilisation;

(b)	the Repeating Representations to be made by the Company are true in all material respects; and

(c)	the Agent shall have received the most recent Pledged Collateral Certificate required to be delivered to the Agent in accordance with Clause 18.8 (Pledged Collateral Certificate), and, if requested by the Agent, a Pledged Collateral Certificate dated within 3 Business Days of the issuance, extension or renewal of such Letter of Credit.
5.6	Cancellation of Commitment

The Total Commitments shall be immediately cancelled at the end of the Availability Period.

6.	LETTERS OF CREDIT UNDER THE FACILITY

6.1	Acknowledgement of Automatic Extension

Each Lender acknowledges that each Letter of Credit will continue in effect until such time as the Agent gives a Revocation Notice in accordance with Clause 6.2 (Revocation Notice) whereupon such Letters of Credit shall terminate on the earlier of, the date specified therein and 31 December 2012.

6.2	Revocation Notice
(a)	The Agent shall give a Revocation Notice to Lloyd’s in respect of every Letter of Credit then in issue no earlier than 1 October 2008 and no later than 31 December 2008.

(b)	Upon the expiry of a Letter of Credit in accordance with a Revocation Notice the maximum actual and contingent liabilities of each Lender under the Letter of Credit referred to in such Revocation Notice will be reduced to zero.
6.3	Applied Letters of Credit

If, notwithstanding the provisions of Clause 2.4 (Application of Subordinated Funds at Lloyd’s), any sum is paid under a Letter of Credit (an “Applied Letter of Credit”) which is greater than any sum which would have been paid had the Subordinated Funds at Lloyd’s been applied to meet any demand prior to the Funds at Lloyd’s provided pursuant to the Facility in accordance with Clause 2.4 (Application of Subordinated Funds at Lloyd’s) (the difference between the sum paid under the Applied Letter of Credit and the sum which should have been paid being the “Overpayment”), the Company shall, to any extent necessary to facilitate the indemnification of the Lenders under Clause 7.1 (Company’s Indemnity to Lenders), procure the release by Lloyd’s of the Subordinated Funds at Lloyd’s of the Account Party (as appropriate) and, upon the Lenders being indemnified in full thereunder (but subject to the Agent receiving confirmation in writing from the Company that no Default or Event of Default is continuing):
(a)	a supplementary Letter of Credit will be issued in an amount equal to the Overpayment having an Expiry Date which is the same as that of the Applied Letter of Credit; or

(b)	the Applied Letter of Credit will be amended by increasing the amount thereof by an amount equal to the Overpayment.
6.4	Amendment of Letters of Credit upon syndication
(a)	No earlier than 5 Business Days prior to the Syndication Date, the Agent may submit a request to the Company that any Letter of Credit issued prior to such date be amended to reflect the transfer of obligations between Lenders in connection with the syndication of the Facility.

(b)	The Company agrees, upon receipt of such request in Clause 6.4(a), to use all reasonable endeavours to procure as soon as reasonably possible:
(i)	the consent of Lloyd’s to an amendment of the Letter of Credit with respect to which the transfer is to have effect such that the New Lenders are added to the Existing Lender for such Letter of Credit;

(ii)	the release by Lloyd’s (and return to the Agent) of the original Letter of Credit (for the purposes of this clause, the “Old Letter of Credit”) with respect to which the transfer is to have effect and its replacement by a new Letter of Credit in such increased amount agreed between the Company and the New Lenders to be issued with the New Lenders each as a Lender in addition to the Existing Lender and having an Expiry Date which corresponds with the Expiry Date of the Old Letter of Credit; and

(iii)	any amount payable in connection with any re-issue of a revised Letter of Credit shall be reimbursed by or paid by the Company in accordance with Clause 16 (Costs and expenses).
7.	COMPANY’S LIABILITIES IN RELATION TO LETTERS OF CREDIT

7.1	Company’s Indemnity to Lenders

The Company shall irrevocably and unconditionally as a primary obligation indemnify (within 3 Business Days of demand by the Agent) each Lender against:
(a)	any sum paid or due and payable by such Lender in connection with any Letter of Credit; and

(b)	all liabilities, costs (including, without limitation, any costs incurred in funding any amount which falls due from such Lender in connection with such Letter of Credit), claims, losses and reasonable expenses which such Lender may at any time incur or sustain in connection with any Letter of Credit.
7.2	Preservation of Rights

Neither the obligations of the Company set out in this Clause 7 nor the rights, powers and remedies conferred on any Lender by this Agreement or by law shall be discharged, impaired or otherwise affected by:
(a)	the winding-up, dissolution, administration or re-organisation of any Lender or any other person or any change in its status, function, control or ownership;

(b)	any of the obligations of any Lender or any other person hereunder or under any Letter of Credit or under any other security taken in respect of the Company’s obligations hereunder or otherwise in connection with a Letter of Credit being or becoming illegal, invalid, unenforceable or ineffective in any respect;

(c)	time or other indulgence being granted or agreed to be granted to any Lender or any other person in respect of its obligations hereunder or under or in connection with a Letter of Credit or under any such other security;

(d)	any amendment to, or any variation, waiver or release of, any obligation of any Lender or any other person under a Letter of Credit or this Agreement; or

(e)	any other act, event or omission which, but for this Clause 7, might operate to discharge, impair or otherwise affect any of the obligations of the Company set out in this Clause 7 or any of the rights, powers or remedies conferred upon any Lender by this Agreement or by law.

The obligations of the Company set out in this Clause 7 shall be in addition to and independent of every other security which the Finance Parties may at any time hold in respect of the Company’s obligations hereunder.

7.3	Settlement Conditional

Any settlement or discharge between the Company and any Lender shall be conditional upon no security or payment to any Lender by the Company, or any other person on behalf of the Company, being avoided or reduced by virtue of any laws relating to bankruptcy, insolvency, liquidation or similar laws of general application and, if any such security or payment is so avoided or reduced, each Lender shall be entitled to recover the value or amount of such security or payment from the Company subsequently as if such settlement or discharge had not occurred.

7.4	Right to make Payments under Letters of Credit

Each Lender shall be entitled to make any payment in accordance with the terms of the relevant Letter of Credit without any reference to or further authority from the Company or any other investigation or enquiry. The Company irrevocably authorises each Lender to comply with any demand under a Letter of Credit which is valid on its face.

SECTION 4
CANCELLATION AND COLLATERALISATION
8.	CANCELLATION AND COLLATERALISATION

8.1	Illegality

If, at any time, it is or will become unlawful or prohibited pursuant to any request from or requirement of any central bank or other fiscal, monetary or other authority (being a request or requirement with which banks are accustomed to comply) for a Lender to fund, issue, participate in or allow to remain outstanding all or part of its participation in any Utilisation, then that Lender shall, promptly after becoming aware of the same, deliver to the Company through the Agent a notice to that effect and:
(a)	such Lender shall not thereafter be obliged to participate in any Utilisation or the Facility and that Lender’s Commitment shall be immediately reduced to zero; and

(b)	if the Agent on behalf of such Lender so requires, the Company shall on such date as the Agent shall have specified ensure that the liabilities of such Lender under or in respect of each Letter of Credit is reduced to zero or otherwise secured by providing Cash Collateral in an amount not less than such Lender’s Proportion of such Letter(s) of Credit.
8.2	Change of control
(a)	If:
(i)	any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company occurs;

(ii)	any person or group of persons acting in concert (other than the Parent or White Mountains Insurance Group Ltd.) gains control of the Company;

(iii)	during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new or replacement directors whose election by the Board of Directors or whose nomination was approved by a vote of a majority of the Directors of the Company then still in office who are either directors or replacement directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Company’s Board of Directors then in office;

(iv)	the Parent ceases to (x) be the single largest shareholder of the Company or (y) own directly or indirectly, shares in the Company that represent 10 per cent. or more of the combined voting power of the Company’s issued share capital at such time; or

(v)	White Mountains Insurance Group Ltd. ceases to (x) be the single largest shareholder of the Parent or (y) own, directly or indirectly, shares of the

Parent that represent 10 per cent. or more of the combined voting power of the Parent’s issued share capital at such time,

The Company shall promptly notify the Agent upon becoming aware of that event whereupon:
(1)	each Lender shall not thereafter be obliged to participate in any Utilisation or the Facility;

(2)	the Agent shall, if a Lender so requires, by not less than five Business Days’ notice to the Company, cancel the Commitment of that Lender; and

(3)	the Company shall, on such date as the Agent shall have specified, ensure that the liabilities of such Lender under or in respect of each Letter of Credit is reduced to zero or otherwise secured by providing Cash Collateral in an amount not less than such Lender’s Proportion of such Letter(s) of Credit and that Lender’s Commitment shall be reduced to zero.
(b)	For the purpose of paragraph (a) above “control” means:
(i)	the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:
(A)	cast, or control the casting of, more than one-half of the maximum number of votes that might be cast at a general meeting of the relevant entity, as the case may be; or

(B)	appoint or remove all, or the majority, of the directors or other equivalent officers of the relevant entity, as the case may be; or

(C)	give directions with respect to the operating and financial policies of the relevant entity which the directors or other equivalent officers of that relevant entity are obliged to comply with; or

(D)	the holding of more than one-half of the issued share capital of the relevant entity (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital).
(c)	For the purpose of paragraph (a) above, “acting in concert” means, a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition by any of them, either directly or indirectly, of shares in the Company, to obtain or consolidate control of the Company.
8.3	Voluntary cancellation

The Company may, if it gives the Agent not less than 5 Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part

(being a minimum amount of £5,000,000) of the Available Facility. Any cancellation under this Clause 8.3 shall reduce the Commitments of the Lenders rateably.

8.4	Right of repayment and cancellation in relation to a single Lender
(a)	If:
(i)	any sum payable to any Lender by the Company is required to be increased under paragraph (c) of Clause 11.1 (Tax gross-up); or

(ii)	any Lender claims indemnification from the Company under Clause 11.2 (Tax indemnity) or Clause 13.1 (Increased costs), the Company may, whilst such circumstance continues, give the Agent at least five Business Days’ notice (which notice shall be irrevocable) of its intention to procure that the liabilities of such Lender under the Facility are reduced to zero and/or that Cash Collateral will be provided for such Lender’s Proportion under each Letter of Credit.

(b)	On receipt of a notice referred to in paragraph (a) above, the Commitment of that Lender shall immediately be reduced to zero.

(c)	On expiry of a notice referred to in paragraph (a) above, the Company shall reduce the liabilities of such Lender under the Facility to zero and/or provide Cash Collateral for such Lender’s Proportion under each Letter of Credit.
8.5	Restrictions
(a)	Any notice of cancellation given by any Party under this Clause 8 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation is to be made and the amount of that cancellation.

(b)	The Company shall not cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

(c)	No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(d)	If the Agent receives a notice under this Clause 8 it shall promptly forward a copy of that notice to either the Company or the affected Lender, as appropriate.

SECTION 5
COSTS OF UTILISATION
9.	INTEREST

9.1	Default interest

If the Company fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which is 1 per cent higher than the Letter of Credit Fee Rate. Any interest accruing under this Clause 9.1 shall be immediately payable by the Company on demand by the Agent.

10.	FEES

10.1	Commitment fee
(a)	The Company shall pay to the Agent (for the account of each Lender) a fee computed at the rate of 0.125 per cent. per annum on that Lender’s Available Commitment for the Availability Period.

(b)	The accrued commitment fee is payable on the last day of each successive period of three Months which ends during the Availability Period, on the last day of the Availability Period and, if cancelled in full, on the cancelled amount of the relevant Lender’s Commitment at the time the cancellation is effective.
10.2	Letter of Credit Fee
(a)	The Company shall, in respect of each Letter of Credit requested by it, pay to the Agent for the account of each Lender (for distribution in proportion to each Lender’s Proportion of such Letter of Credit) a letter of credit fee in sterling at the rate equal to the Letter of Credit Fee Rate, on the maximum actual and contingent liabilities of the Lenders under the relevant Letter of Credit.

(b)	The accrued Letter of Credit Fee shall be paid on the last day of each successive period of three Months (or such shorter period as shall end on the relevant Expiry Date) which begins during the Term of the relevant Letter of Credit, the first such payment to be made on the day falling three Months after the Utilisation Date for such Letter of Credit and thereafter on the last day of each such period and, if a Letter of Credit is cancelled in full, on the maximum actual and contingent liabilities of the Lenders under the relevant Letter of Credit at the time the cancellation is effective.

(c)	The Letter of Credit Fee Rate shall be adjusted as required from time to time in accordance with the table below:

Standard & Poor’s Rating	Moody’s Rating	Letter of Credit Fee Rate
BBB- or better	Baa3 or better	0.35%
BB+ or lower	Ba1 or lower	0.55%
(d)	When the above table is applied, the Letter of Credit Fee Rate shall be set:

(i)	in case of equivalent ratings being given to the Parent by Standard & Poor’s and Moody’s, by reference to the respective rating category as set out in the above table; and

(ii)	in case of any difference between the ratings given to the Parent by Standard & Poor’s and Moody’s, by reference to the lower of such rating categories.
(e)	For the purposes of determining the Letter of Credit Fee Rate, the rating level shall be determined as of the relevant Utilisation Date, and shall be automatically adjusted, if required, in case of a rating change, on the 8th Business Day after such change has been made public by Standard & Poor’s and/or Moody’s. The Company shall send by fax, no later than 3 Business Days following the day of each relevant public rating announcement, notification thereof to the Agent to enable it to adjust the Letter of Credit Fee Rate accordingly.

(f)	In the event that one of Standard & Poor’s or Moody’s ceases to exist or, through no fault of the Parent, ceases to be able to provide a rating to the Parent, the rating provided by the remaining agency shall be the rating applicable for the purpose of calculating the Letter of Credit Fee Rate. If both Standard & Poor’s and Moody’s cease to exist, the Company and the Agent shall negotiate in good faith in order to agree an alternative mechanism for calculating the Letter of Credit Fee Rate. In the absence of such agreement, or until such agreement is reached, the Letter of Credit Fee Rate shall be the last applicable rate prior to such event.
10.3	Arrangement fee

The Company shall pay to the Arranger an arrangement fee in the amount and at the times agreed in a Fee Letter.

10.4	Agency fee

The Company shall pay to the Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

10.5	Security Trustee fee

The Company shall pay to the Security Trustee (for its own account) the security trustee fee in the amount and at the times agreed in a Fee Letter.

SECTION 6
ADDITIONAL PAYMENT OBLIGATIONS
11.	TAXES

11.1	Tax Gross-up
(a)	All payments to be made by the Company to any Finance Party hereunder shall be made free and clear of and without deduction for or on account of Tax unless the Company is required to make such a payment subject to the deduction or withholding of Tax, in which case the sum payable by the Company (in respect of which such deduction or withholding is required to be made) shall be increased to the extent necessary to ensure that such Finance Party receives a sum net of any deduction or withholding equal to the sum which it would have received had no such deduction or withholding been made or required to be made.

(b)	If the Company is required to make a deduction or withholding for or on account of Tax, the Company shall make that deduction or withholding and any payment required in connection with that deduction or withholding within the time allowed and in the minimum amount required by law.

(c)	Within thirty days of making either a deduction or withholding for or on account of Tax or any payment required in connection with that deduction or withholding, the Company shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the deduction or withholding has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.
11.2	Tax Indemnity

Without prejudice to Clause 11.1 (Tax Gross-up), if any Finance Party is required to make any payment of or on account of Tax on or in relation to any sum received or receivable hereunder (including any sum deemed for purposes of Tax to be received or receivable by such Finance Party whether or not actually received or receivable) or if any liability in respect of any such payment is asserted, imposed, levied or assessed against any Finance Party, the Company shall, upon demand of the Agent, promptly indemnify the Finance Party which suffers a loss or liability as a result against such payment or liability, together with any interest, penalties, costs and expenses payable or reasonably incurred in connection therewith, provided that this Clause 11.2 shall not apply to:
(a)	any Tax imposed on and calculated by reference to the net income actually received or receivable by such Finance Party by the jurisdiction in which such Finance Party is incorporated; or

(b)	any Tax imposed on and calculated by reference to the net income of the Facility Office of such Finance Party actually received or receivable by such Finance Party by the jurisdiction in which its Facility Office is located.

11.3	Claims by Lenders

A Lender intending to make a claim pursuant to Clause 11.2 (Tax Indemnity) shall notify the Agent of the event giving rise to the claim, whereupon the Agent shall notify the Company thereof.

12.	TAX RECEIPTS

12.1	Notification of Requirement to Deduct Tax

If, at any time, the Company is required by law to make any deduction or withholding from any sum payable by it hereunder (or if thereafter there is any change in the rates at which or the manner in which such deductions or withholdings are calculated), the Company shall promptly, upon becoming aware of the same, notify the Agent.

12.2	Evidence of Payment of Tax

If the Company makes any payment hereunder in respect of which it is required to make any deduction or withholding, it shall pay the full amount required to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and shall deliver to the Agent for each Lender, within thirty days after it has made such payment to the applicable authority (or, if later, upon receipt thereof), an original receipt (or a certified copy thereof) issued by such authority evidencing the payment to such authority of all amounts so required to be deducted or withheld in respect of that Lender’s share of such payment.

12.3	Tax Credit Payment

If an additional payment is made under Clause 11 (Taxes) by the Company for the benefit of any Finance Party and such Finance Party, in its sole discretion, determines that it has obtained (and has derived full use and benefit from) a credit against, a relief or remission for, or repayment of, any Tax then, if and to the extent that such Finance Party, in its sole opinion, determines that:
(a)	such credit, relief, remission or repayment is in respect of or calculated with reference to the additional payment made pursuant to Clause 11 (Taxes); and

(b)	its Tax affairs for its tax year in respect of which such credit, relief, remission or repayment was obtained have been finally settled;
such Finance Party shall, to the extent that it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment, pay to the Company such amount as such Finance Party shall, in its sole opinion, determine to be the amount which will leave such Finance Party (after such payment) in no worse after-tax position than it would have been in had the additional payment in question not been required to be made by the Company.

12.4	Tax Credit Clawback

If any Finance Party makes any payment to the Company pursuant to Clause 12.3 (Tax Credit Payment) and such Finance Party subsequently determines, in its sole opinion, that the credit, relief, remission or repayment in respect of which such payment was made was not available or has been withdrawn or that it was unable to use such credit, relief, remission or repayment in full, the Company shall reimburse such Finance Party such amount as such Finance Party determines, in its sole opinion, is necessary to place it in the same after-tax position as it would have been in if such credit, relief, remission or repayment had been obtained and fully used and retained by such Finance Party.

12.5	Tax and Other Affairs

No provision of this Agreement shall interfere with the right of any Finance Party to arrange its Tax or any other affairs in whatever manner it thinks fit, oblige any Finance Party to claim any credit, relief, remission or repayment in respect of any payment under Clause 11.1 (Tax Gross-up) in priority to any other credit, relief, remission or repayment available to it nor oblige any Finance Party to disclose any information relating to its Tax or other affairs or any computations in respect thereof.

12.6	Stamp taxes

The Company shall pay and, within three Business Days of demand, indemnify each Finance Party and the Arranger against any cost, loss or liability that Finance Party or Arranger incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

12.7	Value added tax
(a)	All amounts set out, or expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply, and accordingly, subject to paragraph (c) below, if VAT is chargeable on any supply made by any Finance Party to any Party under a Finance Document, that Party shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT (and such Finance Party shall promptly provide an appropriate VAT invoice to such Party).

(b)	If VAT is chargeable on any supply made by any Finance Party (the “Supplier”) to any other Finance Party (the “Recipient”) under a Finance Document, and any Party (the “Relevant Party”) is required by the terms of any Finance Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse the Recipient in respect of that consideration), such Party shall also pay to the Supplier (in addition to and at the same time as paying such amount) an amount equal to the amount of such VAT. The Recipient will promptly pay to the Relevant Party an amount equal to any credit or repayment from the relevant tax authority which it reasonably determines relates to the VAT chargeable on that supply.

(c)	Where a Finance Document requires any Party to reimburse a Finance Party for any costs or expenses, that Party shall also at the same time pay and indemnify the Finance Party against all VAT incurred by the Finance Party in respect of the costs or expenses to the extent that the Finance Party reasonably determines that neither it nor any other member of the group of which it is a member for VAT purposes is entitled to credit or repayment from the relevant tax authority in respect of the VAT.

13.	INCREASED COSTS

13.1	Increased costs
(a)	Subject to Clause 13.3 (Exceptions) the Company shall, within three Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement.

(b)	In this Agreement “Increased Costs” means:
(i)	a reduction in the rate of return from the Facility or on a Finance Party’s (or its Affiliate’s) overall capital;

(ii)	an additional or increased cost; or

(iii)	a reduction of any amount due and payable under any Finance Document, which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.
13.2	Increased cost claims
(a)	A Finance Party intending to make a claim pursuant to Clause 13.1 (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Company.

(b)	Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs.
13.3	Exceptions

Clause 13.1 (Increased costs) does not apply to the extent any Increased Cost is:
(a)	attributable to a deduction or withholding for or on account of Tax from a payment under a Finance Document required by law to be made by the Company;

(b)	compensated for by Clause 11.2 (Tax indemnity) (or would have been compensated for under Clause 11.2 (Tax indemnity) but was not so compensated solely because any of the exclusions in Clause 11.2 (Tax indemnity) applied); or

(c)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.
14.	OTHER INDEMNITIES

14.1	Currency indemnity
(a)	If any sum due from the Company under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:
(i)	making or filing a claim or proof against the Company;

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings, the Company shall as an independent obligation, within three Business Days of demand, indemnify each Finance Party and the Arranger to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	The Company waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.
14.2	Other indemnities

The Company shall, within three Business Days of demand, indemnify each Finance Party and the Arranger against any cost, loss or liability incurred by that Finance Party or Arranger as a result of:
(a)	the occurrence of any Event of Default; or

(b)	a failure by the Company to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 26 (Sharing among the Finance Parties).
14.3	Indemnity to the Agent

The Company shall promptly indemnify the Agent against any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:
(a)	investigating any event which it reasonably believes is a Default; or

(b)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.
14.4	Indemnity to the Security Trustee
(a)	The Company shall promptly indemnify the Security Trustee and every Receiver and Delegate against any cost, loss or liability incurred by any of them as a result of:
(i)	the taking, holding, protection or enforcement of the Transaction Security;

(ii)	the exercise of any of the rights, powers, discretions and remedies vested in the Security Trustee and each Receiver and Delegate by the Finance Documents or by law; and

(iii)	any default by the Company in the performance of any of the obligations expressed to be assumed by it in the Finance Documents.
The Security Trustee may, in priority to any payment to the Finance Parties, indemnify itself out of the Charged Property in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Clause 14.4 and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all moneys payable to it.
15.	MITIGATION BY THE LENDERS

15.1	Mitigation
(a)	Each Finance Party shall, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 8.1 (Illegality), Clause 11 (Taxes), Clause 12 (Tax Receipts) or Clause 13 (Increased costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of the Company under the Finance Documents.
15.2	Limitation of liability
(a)	The Company shall indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 15.1 (Mitigation).

(b)	A Finance Party is not obliged to take any steps under Clause 15.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.
16.	COSTS AND EXPENSES

16.1	Initial and special costs

The Company shall promptly on demand pay the Agent, the Arranger and the Security Trustee the amount of all costs and expenses (including, but not limited to, legal fees) reasonably incurred by any of them (and, in the case of the Security Trustee, by any Receiver or Delegate) in connection with:
(a)	the negotiation, preparation, printing, execution, syndication and perfection of:
(i)	this Agreement and any other documents referred to in this Agreement and the Transaction Security; and

(ii)	any other Finance Documents executed after the date of this Agreement.
(b)	any amendment, waiver or consent requested by an Obligor or an amendment which is required pursuant to Clause 27.9 (Change of currency), or any costs and expenses (including but not limited to, legal fees) reasonably incurred in responding to, evaluating, negotiating or complying with the same;

(c)	any other matter, not of an ordinary administrative nature, arising out of or in connection with any Finance Document,

to the extent that such costs and expenses are not reasonably included within the Agent’s fee as set out in the relevant Fee Letter.
Costs and expenses of the Agent arising under paragraph (b) above (other than in connection with the operation of Clause 27.9 (Change of currency)) may include the cost of using its management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Agent (following consultation) agrees with the Company. This is in addition to an amount in respect of fees and expenses paid or payable to the Agent under any other term of the Finance Documents.

16.2	Security Trustee’s ongoing costs
(a)	In the event of (i) the occurrence of a Default or (ii) the Security Trustee considering it necessary or expedient or (iii) the Security Trustee being requested by any Obligor or the Majority Lenders to undertake duties which the Security Trustee and the Company agree to be of an exceptional nature and/or outside the scope of the normal duties of the Security Trustee under the Finance Documents, the Company shall pay to the Security Trustee any additional remuneration that may be agreed between them.

(b)	If the Security Trustee and the Company fail to agree upon the nature of the duties or upon any additional remuneration, that dispute shall be determined by an investment bank (acting as an expert and not as an arbitrator) selected by the Security Trustee and approved by the Company or, failing approval, nominated (on the application of the Security Trustee) by the President for the time being of the Law Society of England and Wales (the costs of the nomination and of the investment bank being payable by the Company) and the determination of any investment bank shall be final and binding upon the parties to this Agreement.
16.3	Enforcement and preservation costs

The Company shall, within three Business Days of demand, pay to each Finance Party and the Arranger the amount of all costs and expenses (including, but not limited to, legal fees) incurred by that Finance Party and the Arranger in connection with the enforcement of, or the preservation of any rights under, any Finance Document and the Transaction Security and any proceedings instituted by or against the Security Trustee as a consequence of taking or holding the Transaction Security or enforcing these rights.

SECTION 7
REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT
17.	REPRESENTATIONS
(a)	With the exception of Clauses 17.10(a) to 17.10(c), the Company makes the representations and warranties set out in this Clause 17 to each Finance Party on the date of this Agreement.

(b)	The representations set out in Clauses 17.10(a) to 17.10(c)inclusive (No misleading information) are deemed to be only made by the Company by reference to the facts and circumstances then existing on the date of the Syndication Agreement and, if different, the Syndication Date.
17.1	Status
(a)	It is a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

(b)	It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.
17.2	Binding obligations

The obligations expressed to be assumed by it in each Finance Document are, subject to any general principles of law limiting its obligations which are specifically referred to in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation), legal, valid, binding and enforceable obligations.

17.3	Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not:
(a)	conflict with any law or regulation applicable to it;

(b)	conflict with its or any of its Subsidiaries’ constitutional documents;

(c)	contravene in any material respect or constitute any material default under any agreement or instrument binding upon it or any of its Subsidiaries or any of its or any of its Subsidiaries’ assets; or

(d)	contravene in any material respect any applicable law, including, without limitation, any rule, regulation or direction of the Financial Services Authority and/or the Council of Lloyd’s or any applicable Bermudan regulatory authority.
nor (except as provided in any Security Document) result in the existence of, or oblige it to create, any Security over any of its assets.

17.4	Power and authority
(a)	It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

(b)	The Account Party has the authority to carry on underwriting business at Lloyd’s.
17.5	Validity and admissibility in evidence

All Authorisations required or desirable:
(a)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party;

(b)	to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation; and

(c)	to enable it to create the Security to be created by it pursuant to any Security Document and to ensure that such Security has the priority and ranking it is expressed to have.
have been obtained or effected and are in full force and effect.

17.6	Governing law and enforcement
(a)	The choice of English law as the governing law of the Finance Documents will be recognised and enforced in its jurisdiction of incorporation.

(b)	Any judgment obtained in England in relation to a Finance Document will be recognised and enforced in its jurisdiction of incorporation.
17.7	Deduction of Tax

It is not required under the law of its jurisdiction of incorporation to make any deduction for or on account of Tax from any payment it may make under any Finance Document.

17.8	No filing or stamp taxes

Under the laws of its jurisdiction of incorporation in force at the date hereof, it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents.

17.9	No default
(a)	No Event of Default is continuing or might reasonably be expected to result from the making of any Utilisation.

(b)	No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries’) assets are subject which might have a Material Adverse Effect.
17.10	No misleading information
(a)	Any factual information provided by or on behalf of any member of the Group for the purposes of the Information Memorandum was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

(b)	The financial projections contained in the Information Memorandum have been prepared on the basis of recent historical information and on the basis of reasonable assumptions.

(c)	Nothing has occurred or been omitted from the Information Memorandum and no information has been given or withheld that results in the information contained in the Information Memorandum being untrue or misleading in any material respect.

(d)	The Business Plan was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

(e)	The financial projections contained in the Business Plan have been prepared on the basis of recent historical information and on the basis of reasonable assumptions.

(f)	Nothing has occurred or been omitted from the Business Plan and no information has been given or withheld that results in the information contained in the Business Plan being untrue or misleading in any material respect.
17.11	Financial statements
(a)	The Original Financial Statements were prepared in accordance with GAAP consistently applied.

(b)	The Original Financial Statements fairly represent its consolidated financial condition and operations during the relevant financial year.

(c)	There has been no material adverse change in its business or consolidated financial condition since 31 December 2006.
17.12	Pari passu ranking
(a)	The Security Agreement creates (or, once entered into, will create) in favour of the Security Trustee for the benefit of the Finance Parties the Security which it is expressed to create and, after all appropriate financing statements are filed and the Control Agreement executed, will create a first priority security interest in the Collateral (as defined in the Security Agreement) and such security interest is entitled to all rights, priorities and benefits afforded by the Uniform Commercial Code (as defined in the Security Agreement) and the applicable laws of Bermuda.

(b)	Without limiting (a) above, its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.
17.13	No proceedings pending or threatened

No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency (including, without limitation, any complaint, warning or notice of enforcement by the Financial Services Authority, the Council of Lloyd’s, Inland Revenue, any equivalent Bermudan regulatory authority or other regulator or tax authority) which, if adversely determined, might reasonably be expected to have a Material Adverse Effect have (to the best of its knowledge and belief) been started or threatened against it or any of its Subsidiaries.

17.14	Ownership of Subsidiaries

Montpelier Marketing Services (UK) Limited is the only Subsidiary of the Company.

17.15	No Material Adverse Change

Since the date as at which its most recent audited consolidated financial statements were stated to be prepared, there has been no material adverse change in its business or financial condition or the business or financial condition of the Group.

17.16	Security
(a)	It has good and marketable title to the assets subject to the Security created by it pursuant to any Security Document, free from all Security except the Security created pursuant to, or permitted by, the Finance Documents.

(b)	Save for Permitted Security, no Security exists over all or any of the present or future revenues or assets of any Material Subsidiary.
17.17	Compliance with laws

It is not in breach of any laws to which it is subject, the failure to comply with which would materially impair its ability to perform its obligations under the Finance Documents.

17.18	No Winding Up

No Material Subsidiary has taken any corporate action nor have any other steps been taken or legal proceedings been started or (to the best of its knowledge and belief) threatened against any Material Subsidiary for its winding up, dissolution, administration or reorganisation (whether by voluntary arrangement, scheme of arrangement or otherwise) or for the appointment of a receiver, administrator, administrative receiver, conservator, custodian or similar officer of it or of any or all of its assets or revenues.

17.19	Repetition

The Repeating Representations are deemed to be made by the Company by reference to the facts and circumstances then existing on the date of each Utilisation Request, the Commencement Date of each Letter of Credit and every six months thereafter until the Expiry Date of such Letter of Credit.

18.	INFORMATION UNDERTAKINGS

The undertakings in this Clause 18 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

18.1	Financial statements

The Company and the Parent shall each supply to the Agent in sufficient copies for all the Lenders:
(a)	as soon as the same become available, but in any event within 90 days after the end of each of its financial years, its audited financial statements for that financial year (consolidated in the case of the Parent); and

(b)	as soon as the same become available, but in any event within 45 days after the end of each of its financial quarters, its financial statements (consolidated in the case of the Parent) for that financial quarter.
18.2	Annual Report for Managed Syndicate

The Company shall (failing which, the Parent will) as soon as the same becomes available, but in any event within 90 days after the end of each year of account of the Managed Syndicate, deliver to the Agent in sufficient copies for the Lenders the audited annual report in respect thereof.

18.3	Business Plan and Realistic Disaster Scenarios for the Managed Syndicate

The Company shall (failing which, the Parent will) as soon as the same becomes available, but in any event within 30 days of the date prescribed by the Council of Lloyd’s with respect to the preparation and despatch thereof, deliver to the Agent in sufficient copies for the Lenders the business plan prepared in relation to the Managed Syndicate and (if separate) the Realistic Disaster Scenarios relating thereto.

18.4	Reinsurance Résumé for Managed Syndicate

The Company shall (failing which, the Parent will) as soon as the same becomes available, but in any event within 90 days of 1 January in every year, deliver to the Agent in sufficient copies for the Lenders the reinsurance résumé of the Managed Syndicate for each year of account then open.

18.5	Compliance Certificate
(a)	The Company and the Parent shall supply to the Agent, with each set of its financial statements delivered pursuant to paragraph (a) of Clause 18.1 (Financial statements), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 19 (Financial covenants) as at the date as at which those financial statements were drawn up.

(b)	Each Compliance Certificate in respect of the financial statements of:
(i)	the Company shall be signed by two directors of the Company and, if required to be delivered with the financial statements delivered pursuant to paragraph (a) of Clause 18.1 (Financial statements), shall be reported on by the Company’s auditors in the form agreed by the Company and all the Lenders prior to the date of this Agreement;

(ii)	the Parent shall be signed by two directors of the Parent and, if required to be delivered with the financial statements delivered pursuant to paragraph (a) of Clause 18.1 (Financial statements), shall be reported on by the

Parent’s auditors in the form agreed by the Parent and all the Lenders prior to the date of this Agreement.
18.6	Requirements as to financial statements
(a)	Each set of financial statements delivered by the Company and the Parent pursuant to Clause 18.1 (Financial statements) shall be certified by a director of the relevant company as fairly representing its financial condition as at the date as at which those financial statements were drawn up.

(b)	The Company and the Parent shall procure that each set of its financial statements delivered pursuant to Clause 18.1 (Financial statements) is prepared using GAAP, accounting practices and financial reference periods consistent with those applied in the preparation of the relevant Original Financial Statements unless, in relation to any set of financial statements, it notifies the Agent that there has been a change in GAAP, the accounting practices or reference periods and its auditors deliver to the Agent:
(i)	a description of any change necessary for those financial statements to reflect the GAAP, accounting practices and reference periods upon which the relevant Original Financial Statements were prepared; and

(ii)	sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to determine whether Clause 19 (Financial covenants) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and the relevant Original Financial Statements.
Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.
18.7	Information: miscellaneous

The Company shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):
(a)	all documents dispatched by the Company to its shareholders (or any class of them) or its creditors generally at the same time as they are dispatched;

(b)	promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings (including any regulatory intervention by Lloyd’s or the Financial Services Authority) which are current, threatened or pending against any member of the Group, and which might, if adversely determined, have a Material Adverse Effect; and

(c)	promptly, such further information regarding the financial condition, business and operations of any member of the Group as any Finance Party (through the Agent) may reasonably request.

18.8	Pledged Collateral Certificate

The Company shall deliver to the Agent on no later than the tenth Business Day of each month, or following the occurrence and during the continuance of an Event of Default, at such other times as the Agent may request, a certificate (the “Pledged Collateral Certificate” substantially in the form set out in Schedule 9 (Form of Pledged Collateral Certificate) attached hereto, signed by an authorised signatory of the Company, certifying compliance with the collateral coverage requirement set forth in section 5(c) of the Security Agreement and demonstrating, in detail satisfactory to the Agent, the Adjusted Fair Market Value (as defined in the Security Agreement) of the Eligible Collateral and the amount of cash on deposit in the Collateral Account as of the last Business Day of the immediately preceding month.

18.9	Lloyd’s Syndicate Accounting Rules

The Company shall ensure that:
(a)	each annual report in respect of the Managed Syndicate delivered pursuant to Clause 18.2 (Annual Report for Managed Syndicate) is prepared in accordance with the Lloyd’s syndicate accounting rules under accounting policies consistently applied; and

(b)	there is attached to every such annual report a Managing Agent’s report and underwriter’s report (or, if applicable, a combined report), each prepared in accordance with the Lloyd’s syndicate accounting rules.
18.10	Notification of default
(a)	Each Obligor shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

(b)	Promptly upon a request by the Agent, the Company shall supply to the Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).
18.11	Use of websites
(a)	The Company may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders (the “Website Lenders”) who accept this method of communication by posting this information onto an electronic website designated by the Company and the Agent (the “Designated Website”) if:
(i)	the Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

(ii)	both the Company and the Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(iii)	the information is in a format previously agreed between the Company and the Agent.

If any Lender (a “Paper Form Lender”) does not agree to the delivery of information electronically then the Agent shall notify the Company accordingly and the Company shall supply the information to the Agent (in sufficient copies for each Paper Form Lender) in paper form. In any event the Company shall supply the Agent with at least one copy in paper form of any information required to be provided by it.

(b)	The Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Company and the Agent.

(c)	The Company shall promptly upon becoming aware of its occurrence notify the Agent if:
(i)	the Designated Website cannot be accessed due to technical failure;

(ii)	the password specifications for the Designated Website change;

(iii)	any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(iv)	any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(v)	the Company becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.
If the Company notifies the Agent under paragraph (c)(i) or paragraph (c)(v) above, all information to be provided by the Company under this Agreement after the date of that notice shall be supplied in paper form unless and until the Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

(d)	Any Website Lender may request, through the Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The Company shall comply with any such request within ten Business Days.
18.12	“Know your customer” checks
(a)	If:
(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)	any change in the status of an Obligor after the date of this Agreement; or

(iii)	a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

obliges the Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b)	Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.
19.	FINANCIAL COVENANTS

19.1	Financial condition

The Company shall ensure that:
(a)	the Leverage Ratio shall not at any time exceed 30 per cent. For the purpose of determining the Leverage Ratio (i) Hybrid Securities will be accorded the same capital treatment as given to such Hybrid Securities by S&P; provided that the maximum amount of Hybrid Securities eligible for equity treatment in determining the Leverage Ratio (regardless of the treatment by S&P) cannot exceed 15 per cent. of total capital and (ii) Blue Ocean Re Holdings Ltd. shall not be treated as a Subsidiary but shall be accounted for as an equity investment; and

(b)	its A.M. Best Rating shall not fall below B++.
19.2	Financial definitions

In Clause 19.1 (Financial Condition), the following terms have the following meanings:

“A.M. Best Rating” means the financial strength rating issued with respect to the Company by A.M. Best Company;

“Capital Lease Obligation” means, with respect to any person, the obligations of such person to pay rent or other amounts under any lease which is required to be classified and accounted for as a capital lease on a balance sheet of such person in accordance with GAAP;

“Company Reinsurance Agreement” means any arrangement whereby the Company or any other Insurance Subsidiary, as reinsurer, agrees to indemnify any other insurance or reinsurance company against all or a portion of the insurance or reinsurance risks underwritten by such insurance or reinsurance company under any insurance or reinsurance policy;

“Contingent Liability” means any agreement, undertaking or arrangement by which any person (outside the ordinary course of business) guarantees, endorses, acts as surety for or otherwise becomes or is contingently liable for (by direct or indirect agreement, contingent or otherwise, to provide funds for payment by, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Debt, obligation or other liability of any other person (other than by endorsements of instruments in the course of collection), or for the payment of dividends or other distribution upon the shares of any other person or undertakes or agrees (contingently or otherwise) to purchase, repurchase, or otherwise acquire or become responsible for any Debt, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or to maintain solvency, assets, level of income, or other financial condition of any other person, or to make payment or transfer property to any other person other than for fair value received; provided however, that obligations of each of the Company and the Insurance Subsidiaries under Primary Policies or Company Reinsurance Agreements which are entered into in the ordinary course of business (including security posted by the Company and each of the Insurance Subsidiaries in the ordinary course of its business to secure obligations thereunder) shall not be deemed to be Contingent Liabilities of such Insurance Subsidiary or the Company for the purposes of this Agreement. The amount of any person’s obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the lesser of (i) the outstanding principal amount (or maximum permitted principal amount, if larger) of the Debt, obligation or other liability guaranteed or supported thereby or (ii) the maximum stated amount so guaranteed or supported;

“Consolidated Debt” means the consolidated Debt (excluding Hedging Obligations) of the Parent and its Subsidiaries;

“Consolidated Net Worth” means the Net Worth of the Parent and its Subsidiaries on a consolidated basis;

“Debt” means, with respect to any person, at any date, without duplication:
(a)	all obligations of such person for borrowed money or in respect of loans or advances;

(b)	all obligations of such person evidenced by bonds, debentures, notes or other similar instruments;

(c)	all obligations in respect of letters of credit which have been drawn but not reimbursed by the person for whose account such letter of credit was issued within the later of:
(i)	three Business Days; and

(ii)	the applicable cure period and bankers’ acceptances issued for the account of such person;
(d)	all Capital Lease Obligations of such person;

(e)	all Hedging Obligations of such person;

(f)	to the extent required to be included as liabilities in accordance with GAAP, all obligations of such person to pay the deferred purchase price of property or services;

(g)	Debt of such person secured by a lien on property owned or being purchased by such person (including Debt arising under conditional sales or other title retention agreements) whether or not such Debt is limited in recourse;

(h)	any Debt of another person secured by a lien on any assets of such first person, whether or not such Debt is assumed by such first person (it being understood that if such person has not assumed or otherwise become personally liable for any such Debt, the amount of the Debt of such person in connection therewith shall be limited to the lesser of the face amount of such Debt and the fair market value of all property of such person securing such Debt);

(i)	any Debt of a partnership in which such person is a general partner unless such debt is nonrecourse to such person; and

(j)	all Contingent Liabilities of such person in connection with the foregoing; provided that, notwithstanding anything to contrary contained herein, Debt shall not include:
(i)	unsecured current liabilities incurred in the ordinary course of business and paid within ninety (90) days after the due date (unless contested diligently in good faith by appropriate proceedings and, if requested by the Agent, reserved against in conformity with GAAP) other than liabilities that are for money borrowed or are evidenced by bonds, debentures, notes or other similar instruments; or

(ii)	any obligations of such person under any Company Reinsurance Agreement or any Primary Policy;
“Hedging Obligations” means, with respect to any person, the liability of person under any futures contract or options contract, interest rate swap agreements and interest rate collar agreements and all other agreements or arrangements (other than Retrocession Agreements), designed to protect such person against fluctuations in interest rates or currency exchange rates. Debt under a Hedging Obligation shall be the amount of such person’s net obligation, if any, under each hedging agreement (determined on the mark-to-market value for such agreement based upon a readily available quotation provided by a recognized dealer in such type of hedging agreement);

“Hybrid Securities” means any securities directly or indirectly issued by the Parent or any trust or other entity formed by the Parent that are treated as hybrid capital by S&P including, without limitation, the US$100,000,000 trust preferred securities issued by the Parent on 6 January 2006.

“Leverage Ratio” means the ratio, expressed as a percentage, of (a) Consolidated Debt to (b) Consolidated Net Worth plus Consolidated Debt;

“Net Worth” means, with respect to any person, the consolidated net worth of such person calculated in accordance with GAAP.

“Primary Policies” means any insurance policies issued by the Company or any other Insurance Subsidiary; and

“Retrocession Agreements” means any agreement, treaty, certificate or other arrangement whereby the Company or any other Insurance Subsidiary cedes to another insurer all or part of the Company’s or such Insurance Subsidiary’s liability under a policy or policies of insurance reinsured by the Company or such Insurance Subsidiary.

19.3	Financial testing

The financial covenants set out in Clause 19.1 (Financial Condition) shall be tested by reference to each of the financial statements and each Compliance Certificate delivered pursuant to Clause 18.5 (Compliance Certificate).

20.	GENERAL UNDERTAKINGS

The undertakings in this Clause 20 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

20.1	Authorisations

The Company shall promptly:
(i)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(ii)	supply certified copies to the Agent of,
any Authorisation required under any law or regulation of its jurisdiction of incorporation to enable it to perform its obligations under the Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document.

20.2	Compliance with laws

The Company shall comply in all respects with all laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Finance Documents.

20.3	Regulatory Compliance

The Company shall, and shall use all reasonable efforts to ensure that each member of the Group will, observe and comply with all applicable Acts, Byelaws and regulations

(including, without limitation, under the Financial Services and Markets Act 2000, Lloyd’s Acts 1871 to 1982, the FSA Handbook and any equivalent applicable regulations issued by the Bermuda Monetary Authority) and any conditions or requirements prescribed under any applicable Acts, Byelaws, rules and regulations and including, for the avoidance of doubt and without limitation, the capital resources requirement, the maintenance of its capital, the requirement to make and report its individual capital assessment and to comply with any individual capital guidance issued by the Financial Services Authority or any equivalent regulations issued by the Bermuda Monetary Authority, the failure to observe or comply with which might reasonably be expected to have a Material Adverse Effect.

20.4	Cash Calls

The Company shall use all reasonable endeavours to ensure that the Managing Agent will make a request for funds of the Account Party in its capacity as a member of the Managed Syndicate before applying the Funds at Lloyd’s of the Account Party in the payment of any claims, expenses or outgoings made or incurred in connection with its underwriting business.

20.5	Negative pledge
(a)	The Company shall not (and shall ensure that no Material Subsidiary will) create or permit to subsist any Security over any of its assets.

(b)	The Company shall not (and shall ensure that no Material Subsidiary will):
(i)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by another Obligor or any other member of the Group;

(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)	enter into any other preferential arrangement having a similar effect, in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)	Paragraphs (a) and (b) above, do not apply to any Permitted Security:
20.6	Disposals

The Company shall not (and shall ensure that no Material Subsidiary will) enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of all or substantially all of its assets.

20.7	Mergers

The Company shall not (and shall ensure that no other member of the Group will) enter into any amalgamation, demerger, merger or corporate reconstruction which might reasonably be expected to have a Material Adverse Effect.

20.8	Change of business

The Company shall procure that no substantial change is made to the general nature of the business of the Company or the Group from that carried on at the date of this Agreement.

20.9	Inspection of Books and Records

If there are reasonable grounds to believe that an Event of Default has occurred and is continuing, the Company shall, on request of the Agent (on the instructions of the Majority Lenders) and upon reasonable notice, provide the Agent or its appointed representatives with access, during the normal business hours to and permit inspection of its books and records.

20.10	Claims Pari passu

The Company shall ensure that at all times, the claims of the Finance Parties against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors save those whose claims are preferred by any bankruptcy, insolvency, liquidation or other similar laws of general application.

20.11	Value of Charged Property

The Company shall ensure that at all times, the Collateral Coverage Amount (as defined in the Security Agreement) is equal to or greater than the Total Outstandings. If at any time the Collateral Coverage Amount is less than the Total Outstandings, then the Company shall promptly provide to the Security Trustee and pledge such additional Eligible Collateral as may be necessary to satisfy the foregoing Collateral Coverage Amount. Failure to do so within two (2) Business Days shall constitute an immediate and automatic Event of Default under the terms and conditions of this Agreement. Notwithstanding the monthly reporting obligations set forth in Clause 18.8 (Pledged Collateral Certificate), this covenant shall be tested at all times.

20.12	Maintenance of corporate existence

The Company shall at all times remain a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

20.13	Condition Subsequent

No later than 2 Months after the date of this Agreement, the Parent shall deliver to the Agent a certified copy of a resolution of its board of directors, ratifying the entry by the Parent into each of the Finance Documents to which it is a party.

21.	EVENTS OF DEFAULT

Each of the events or circumstances set out in Clause 21 is an Event of Default (save for Clause 21.16 (Acceleration)).

21.1	Non-payment

The Company does not pay on the due date any amount payable pursuant to a Finance Document at the place and in the currency in which it is expressed to be payable unless its failure to pay is caused by administrative or technical error and payment is made within 3 Business Days of its due date.

21.2	Financial covenants

Any requirement of Clause 19 (Financial covenants) is not satisfied.

21.3	Other obligations
(a)	Any Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 21.1 (Non-payment) and Clause 21.2 (Financial covenants)).

(b)	Subject to Clause 20.11 (Value of Charged Property), no Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 10 Business Days of the Agent giving notice to the Company or the Company becoming aware of the failure to comply.
21.4	Misrepresentation

Any representation or statement made or deemed to be made by the Company in the Finance Documents or any other document delivered by or on behalf of an Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

21.5	Cross default
(a)	Any Financial Indebtedness of any Material Subsidiary is not paid when due nor within any originally applicable grace period.

(b)	Any Financial Indebtedness of any Material Subsidiary is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)	Any commitment for any Financial Indebtedness of any Material Subsidiary is cancelled or suspended by a creditor of any Material Subsidiary as a result of an event of default (however described).

(d)	Any creditor of any Material Subsidiary becomes entitled to declare any Financial Indebtedness of any Material Subsidiary due and payable prior to its specified maturity as a result of an event of default (however described).

(e)	No Event of Default will occur under this Clause 21.5 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than US$25,000,000 (or its equivalent in any other currency or currencies).
21.6	Insolvency
(a)	Any Material Subsidiary is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

(b)	The value of the assets of any Material Subsidiary is less than its liabilities (taking into account contingent and prospective liabilities).

(c)	A moratorium is declared in respect of any indebtedness of any Material Subsidiary.
21.7	Insolvency proceedings

Any corporate action, legal proceedings or other procedure or step is taken in relation to:
(a)	the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Material Subsidiary other than a solvent liquidation or reorganisation of any Material Subsidiary which is not the Company;

(b)	a composition, compromise, assignment or arrangement with any creditor of any Material Subsidiary;

(c)	the appointment of a liquidator (other than in respect of a solvent liquidation of a Material Subsidiary which is not the Company), receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any Material Subsidiary or any of its assets; or

(d)	enforcement of any Security over any assets of any member of the Group, or any analogous procedure or step is taken in any jurisdiction.

21.8	Solvency Test

The Account Party in respect of whom a Letter of Credit has been issued fails as a Member to maintain the members’ capital resources requirement calculated by Lloyd’s and notified to it in accordance with the Integrated Prudential Sourcebook and the Lloyd’s Sourcebook which form part of the FSA Handbook.

21.9	Creditors’ process

Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of a member of the Group having an aggregate value of £5,000,000 and is not discharged within 21 days.

21.10	Revocation of insurance registration

Any license or registration of the Company necessary in connection with its insurance business at Lloyd’s is revoked or suspended or otherwise restricted in a manner which would be reasonably be expected to have a Material Adverse Effect.

21.11	Ownership of Subsidiaries

The Account Party is not or ceases to be a Subsidiary of the Company.

21.12	Unlawfulness

It is or becomes unlawful for any Obligor to perform any of its obligations under the Finance Documents.

21.13	Repudiation

Any Obligor repudiates a Finance Document or evidences an intention to repudiate a Finance Document.

21.14	Security
(a)	Any Security Document is not in full force and effect or the Security Agreement does not create in favour of the Security Trustee for the benefit of the Finance Parties the Security which it is expressed to create;

(b)	after all the appropriate financing statements are filed and the Control Agreement executed, the Security Agreement ceases to be first priority security interest in the Collateral (as defined in the Security Agreement) or such security interest ceases to be entitled to all rights, priorities and benefits afforded by the Uniform Commercial Code (as defined in the Security Agreement) and the applicable laws of Bermuda, provided that for the purposes of this Clause the meaning of Security shall exclude:
(i)	any liens arising by operation of law, so long as the aggregate obligations secured thereby do not exceed USD 1,000,000; or

(ii)	any liens and set-off rights in favour of the Custodian pursuant to the Control Agreement.
21.15	Material Adverse Change

Any event or circumstance occurs which the Majority Lenders reasonably believe would have a Material Adverse Effect.

21.16	Lloyd’s Market Reorganisation Order

A “Lloyd’s Market Reorganisation Order” is made by the English courts in relation to the “association of underwriters known as Lloyd’s” as each of those terms is defined in the Insurers (Reorganisation and Winding Up)(Lloyd’s) Regulations 2005 where such order applies to any member of the Group, and such order will materially affect the ability of the Company to meet its obligations under this Agreement.

21.17	Acceleration

On and at any time after the occurrence of an Event of Default which is continuing, the Agent may, and shall if so directed by the Majority Lenders, by notice to the Company:
(a)	declare that all or any part of the amounts outstanding under the Finance Documents are immediately due and payable; and/or

(b)	require the Company to procure that the liabilities of each Lender under each Letter of Credit are promptly reduced to zero and/or that full Cash Collateral in respect of each Letter of Credit is immediately due and payable; and/or

(c)	declare that any unutilised portion of the Facility shall be cancelled, whereupon the same shall be immediately cancelled and the Available Commitment of each Lender shall be reduced to zero; and/or

(d)	exercise, or direct the Security Trustee to exercise, any or all of its rights, remedies, powers or discretions under any of the Finance Documents.

SECTION 8
CHANGES TO PARTIES
22.	CHANGES TO THE LENDERS

22.1	Assignments and transfers by the Lenders

Subject to this Clause 22, a Lender (the “Existing Lender”) may:
(a)	assign any of its rights; or

(b)	transfer by novation any of its rights and obligations,
to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the “New Lender”) provided that no such assignment or transfer may be made unless it is to an Approved Credit Institution.

22.2	Conditions of assignment or transfer
(a)	The consent of the Company is required for an assignment or transfer by an Existing Lender, unless the assignment or transfer is to another Lender or an Affiliate of a Lender or an Event of Default is continuing.

(b)	The consent of the Company to an assignment or transfer must not be unreasonably withheld or delayed. The Company will be deemed to have given its consent five Business Days after the Existing Lender has requested it unless consent is expressly refused by the Company within that time.

(c)	An assignment will only be effective on:
(i)	receipt by the Agent of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it was an Original Lender; and

(ii)	performance by the Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender.
(d)	A transfer will only be effective if the procedure set out in Clause 22.5 (Procedure for transfer) is complied with.

(e)	If:
(i)	a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)	as a result of circumstances existing at the date the assignment, transfer or change occurs, the Company would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 11 (Taxes) or Clause 13 (Increased Costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.
22.3	Assignment or transfer fee

The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of £1,750.

22.4	Limitation of responsibility of Existing Lenders
(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:
(i)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(ii)	the financial condition of the Obligors;

(iii)	the performance and observance by the Obligors of their obligations under the Finance Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document, and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:
(i)	has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of the Obligors and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

(ii)	will continue to make its own independent appraisal of the creditworthiness of the Obligors and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.
(c)	Nothing in any Finance Document obliges an Existing Lender to:
(i)	accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause 22; or

(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by the Obligors of their obligations under the Finance Documents or otherwise.
22.5	Procedure for transfer
(a)	Other than as set out in paragraph (a) of Clause 2.8 (Primary Syndication), subject to the conditions set out in Clause 22.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)	The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(c)	On the Transfer Date:
(i)	to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)	each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as the Obligors and the New Lender have assumed and/or acquired the same in place of the Obligors and the Existing Lender;

(iii)	the Agent, the Security Trustee, the Custodian, the Arranger, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Security Trustee, the Custodian, the Arranger and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(iv)	the New Lender shall become a Party as a “Lender”.
22.6	Amendment/Replacement of Letter of Credit

Prior to any transfer pursuant to Clause 22 (Changes To The Lenders), the Existing Lender transferring all or any of its rights, benefits and/or obligations under the Finance Documents shall give 10 Business Days’ prior written notice to the Agent of such proposed transfer. Upon receipt of such notice, the Agent shall promptly give notice in writing to the Company and the Account Party of the proposed transfer. The Company and the Account Party shall, upon receipt of such notice, use all reasonable endeavours to procure as soon as reasonably possible:

(a)	the consent of Lloyd’s to an amendment of the Letter of Credit with respect to which the transfer is to have effect such that the New Lender is substituted in place of the Existing Lender for such Letter of Credit; or

(b)	the release by Lloyd’s (and return to the Agent) of the Letter of Credit (the “Old Letter of Credit”) with respect to which the transfer is to have effect and its replacement by a new Letter of Credit to be issued with the New Lender as a Lender in place of the Existing Lender in an amount equal to that of the Old Letter of Credit and having an Expiry Date which corresponds with the Expiry Date thereof.
22.7	Copy of Transfer Certificate to Company

The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate, send to the Company a copy of that Transfer Certificate.

22.8	Disclosure of information

Any Lender may disclose to any of its Affiliates and any other person:
(a)	to (or through) whom that Lender assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under this Agreement;

(b)	with (or through) whom that Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement, or the Obligors; or

(c)	to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation, any information about the Obligors, the Group and the Finance Documents as that Lender shall consider appropriate if, in relation to paragraphs (a) and (b) above, the person to whom the information is to be given has entered into confidentiality undertaking (substantially in a recommended form of the LMA or such other form agreed between the Company and the Agent) to the Company.

SECTION 9
THE FINANCE PARTIES
23.	ROLE OF THE AGENT AND THE ARRANGER

23.1	Appointment of the Agent
(a)	Each other Finance Party (other than the Security Trustee) appoints the Agent to act as its agent under and in connection with the Finance Documents.

(b)	Each other Finance Party authorises the Agent to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.
23.2	Duties of the Agent
(a)	The Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

(b)	Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(c)	If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(d)	If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent, the Arranger or the Security Trustee) under this Agreement it shall promptly notify the other Finance Parties.

(e)	The Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.
23.3	Role of the Arranger

Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

23.4	No fiduciary duties
(a)	Nothing in this Agreement constitutes the Agent or the Arranger as a trustee or fiduciary of any other person.

(b)	Neither the Agent nor the Arranger shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.
23.5	Business with the Group

The Agent and the Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

23.6	Rights and discretions of the Agent
(a)	The Agent may rely on:
(i)	any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

(ii)	any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.
(b)	The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:
(i)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 21.1 (Non-payment)); and

(ii)	any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised.
(c)	The Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(d)	The Agent may act in relation to the Finance Documents through its personnel and agents.

(e)	The Agent may disclose to any other Party any information it reasonably believes it has received as Agent under this Agreement.

(f)	Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Arranger is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.
23.7	Majority Lenders’ instructions
(a)	Unless a contrary indication appears in a Finance Document, the Agent shall (i) exercise any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Agent) and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders.

(b)	Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Finance Parties other than the Security Trustee.

(c)	The Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

(d)	In the absence of instructions from the Majority Lenders, (or, if appropriate, the Lenders) the Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

(e)	The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document.
23.8	Responsibility for documentation

Neither the Agent nor the Arranger is responsible for:
(a)	the adequacy, accuracy and/or completeness of any information (whether oral or written) provided by the Agent, the Arranger, the Obligors or any other person given in or in connection with any Finance Document, the Information Memorandum or the transactions contemplated by the Finance Documents; or

(b)	the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document or the Transaction Security.
23.9	Exclusion of liability
(a)	Without limiting paragraph (b) below, the Agent will not be liable for any action taken by it under or in connection with any Finance Document or the Transaction Security, unless directly caused by its gross negligence or wilful misconduct.

(b)	No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent may rely on this Clause.

(c)	The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

(d)	Nothing in this Agreement shall oblige the Agent or the Arranger to carry out any “know your customer” or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Agent and the Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Arranger.
23.10	Lenders’ indemnity to the Agent

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three Business Days of demand, against any cost, loss or liability incurred by the Agent (otherwise than by reason of the Agent’s gross negligence or wilful misconduct) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by the Company pursuant to a Finance Document).

23.11	Resignation of the Agent
(a)	The Agent may resign and appoint one of its Affiliates acting through an office in the United Kingdom as successor by giving notice to the other Finance Parties and the Company.

(b)	Alternatively the Agent may resign by giving notice to the other Finance Parties and the Company, in which case the Majority Lenders (after consultation with the Company) may appoint a successor Agent.

(c)	If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 30 days after notice of resignation was given, the Agent (after consultation with the Company) may appoint a successor Agent (acting through an office in the United Kingdom).

(d)	The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(e)	The Agent’s resignation notice shall only take effect upon the appointment of a successor.

(f)	Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 23. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g)	After consultation with the Company, the Majority Lenders may, by notice to the Agent, require it to resign in accordance with paragraph (b) above. In this event, the Agent shall resign in accordance with paragraph (b) above.
23.12	Confidentiality
(a)	In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)	If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.
23.13	Relationship with the Lenders
(a)	The Agent may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than five Business Days prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)	Each Finance Party shall supply the Agent with any information that the Security Trustee may reasonably specify (through the Agent) as being necessary or desirable to enable the Security Trustee to perform its functions as security trustee. Each Lender shall deal with the Security Trustee exclusively through the Agent and shall not deal directly with the Security Trustee.
23.14	Credit appraisal by the Lenders

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Agent and the Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:
(a)	the financial condition, status and nature of each member of the Group;

(b)	the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

(c)	whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Transaction Security, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(d)	the adequacy, accuracy and/or completeness of the Information Memorandum and any other information provided by the Agent, the Security Trustee, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(e)	the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property.
23.15	Deduction from amounts payable by the Agent

If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

24.	ROLE OF SECURITY TRUSTEE

24.1	Trust

The Security Trustee declares that it shall hold the Transaction Security on trust for the Finance Parties on the terms contained in this Agreement. Each of the parties to this Agreement agrees that the Security Trustee shall have only those duties, obligations and responsibilities expressly specified in this Agreement or in the Security Documents (and no others shall be implied).

24.2	Duties of the Security Trustee
(a)	The duties of the Security Trustee under the Finance Documents are solely mechanical and administrative in nature.

(b)	The Security Trustee shall not be an agent of (except as expressly provided in any Finance Document) any Finance Party under or in connection with any Finance Document.
24.3	No Independent Power

The Finance Parties shall not have any independent power to enforce, or have recourse to, any of the Transaction Security or to exercise any rights or powers arising under the Security Documents except through the Security Trustee.

24.4	Security Trustee’s Instructions

The Security Trustee shall:
(a)	unless a contrary indication appears in a Finance Document, act in accordance with any instructions given to it by the Agent and shall be entitled to assume that (i) any instructions received by it from the Agent are duly given by or on behalf of the Majority Lenders or, as the case may be, the Lenders in accordance with the terms of the Finance Documents and (ii) unless it has received actual notice of revocation that any instructions or directions given by the Agent have not been revoked;

(b)	be entitled to request instructions, or clarification of any direction, from the Agent as to whether, and in what manner, it should exercise or refrain from exercising any rights, powers and discretions and the Security Trustee may refrain from acting unless and until those instructions or clarification are received by it; and

(c)	be entitled to, carry out all dealings with the Lenders through the Agent and may give to the Agent any notice or other communication required to be given by the Security Trustee to the Lenders.
24.5	Security Trustee’s Actions

Subject to the provisions of this Clause 24:
(a)	the Security Trustee may, in the absence of any instructions to the contrary, take such action in the exercise of any of its powers and duties under the Finance Documents which in its absolute discretion it considers to be for the protection and benefit of all the Finance Parties; and

(b)	at any time after receipt by the Security Trustee of notice from the Agent directing the Security Trustee to exercise all or any of its rights, remedies, powers or discretions under any of the Finance Documents, the Security Trustee may, and shall if so directed by the Agent, take any action as in its sole discretion it thinks fit to enforce the Transaction Security.
24.6	Security Trustee’s Discretions

The Security Trustee may:
(a)	assume (unless it has received actual notice to the contrary in its capacity as Security Trustee for the Finance Parties) that (i) no Default has occurred and no Obligor is in breach of or default under its obligations under any of the Finance Documents; and (ii) any right, power, authority or discretion vested in any person has not been exercised;

(b)	if it receives any instructions or directions from the Agent to take any action in relation to the Transaction Security, assume that all applicable conditions under the Finance Documents for taking that action have been satisfied;

(c)	engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts (whether obtained by the Security Trustee or by any other Finance Party) whose advice or services may at any time seem necessary, expedient or desirable;

(d)	rely upon any communication or document believed by it to be genuine and, as to any matters of fact which might reasonably be expected to be within the knowledge of a Finance Party or an Obligor, upon a certificate signed by or on behalf of that person; and

(e)	refrain from acting in accordance with the instructions of the Agent or Lenders (including bringing any legal action or proceeding arising out of or in connection with the Finance Documents) until it has received any indemnification and/or security that it may in its absolute discretion require (whether by way of payment in advance or otherwise) for all costs, losses and liabilities which it may incur in bringing such action or proceedings.
24.7	Security Trustee’s Obligations

The Security Trustee shall promptly inform the Agent of:
(a)	the contents of any notice or document received by it in its capacity as Security Trustee from any Obligor under any Finance Document; and

(b)	the occurrence of any Default or any default by an Obligor in the due performance of or compliance with its obligations under any Finance Document of which the Security Trustee has received notice from any other party to this Agreement.

24.8	Excluded Obligations

Notwithstanding anything to the contrary expressed or implied in the Finance Documents, the Security Trustee shall not:
(a)	be bound to enquire as to (i) whether or not any Default has occurred or (ii) the performance, default or any breach by an Obligor of its obligations under any of the Finance Documents;

(b)	be bound to account to any other Finance Party for any sum or the profit element of any sum received by it for its own account;

(c)	be bound to disclose to any other person (including but not limited to any Finance Party) (i) any confidential information or (ii) any other information if disclosure would, or might in its reasonable opinion, constitute a breach of any law or be a breach of fiduciary duty;

(d)	be under any obligations other than those which are specifically provided for in the Finance Documents; or

(e)	have or be deemed to have any duty, obligation or responsibility to, or relationship of trust or agency with, any Obligor.
24.9	Exclusion of Security Trustee’s liability

The Security Trustee is not responsible or liable for:
(a)	the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Security Trustee or any other person in or in connection with any Finance Document or the Information Memorandum or the transactions contemplated in the Finance Documents;

(b)	the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document or the Transaction Security;

(c)	any losses to any person or any liability arising as a result of taking or refraining from taking any action in relation to any of the Finance Documents or the Transaction Security or otherwise, whether in accordance with an instruction from the Agent or otherwise, unless directly caused by its gross negligence or wilful misconduct;

(d)	the exercise of, or the failure to exercise, any judgement, discretion or power given to it by or in connection with any of the Finance Documents, the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, or in connection with, the Finance Documents or the Transaction Security; or

(e)	any shortfall which arises on the enforcement of the Transaction Security.

24.10	No proceedings

No Party (other than the Security Trustee) may take any proceedings against any officer, employee or agent of the Security Trustee in respect of any claim it might have against the Security Trustee or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or any Transaction Security and any officer, employee or agent of the Security Trustee may rely on this Clause.

24.11	Own responsibility

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Finance Party confirms to the Security Trustee that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:
(a)	the financial condition, status and nature of each member of the Group;

(b)	the legality, validity, effectiveness, adequacy and enforceability of any Finance Document and the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document or the Transaction Security;

(c)	whether that Finance Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Transaction Security, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document or the Transaction Security;

(d)	the adequacy, accuracy and/or completeness of the Information Memorandum and any information provided by the Security Trustee or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document; and

(e)	the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property.
24.12	No responsibility to perfect Transaction Security

The Security Trustee shall not be liable for any failure to:
(a)	require the deposit with it of any deed or document certifying, representing or constituting the title of the Company to any of the Charged Property;

(b)	obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any of the Finance Documents or the Transaction Security;

(c)	register, file or record or otherwise protect any of the Transaction Security (or the priority of any of the Transaction Security) under any applicable laws in any jurisdiction or to give notice to any person of the execution of any of the Finance Documents or of the Transaction Security;

(d)	take, or to require the Company to take, any steps to perfect its title to any of the Charged Property or to render the Transaction Security effective or to secure the creation of any ancillary Security under the laws of any jurisdiction; or

(e)	require any further assurances in relation to any of the Security Documents.
24.13	Insurance by Security Trustee
(a)	The Security Trustee shall not be under any obligation to insure any of the Charged Property, to require any other person to maintain any insurance or to verify any obligation to arrange or maintain insurance contained in the Finance Documents. The Security Trustee shall not be responsible for any loss which may be suffered by any person as a result of the lack of or inadequacy of any such insurance.

(b)	Where the Security Trustee is named on any insurance policy as an insured party, it shall not be responsible for any loss which may be suffered by reason of, directly or indirectly, its failure to notify the insurers of any material fact relating to the risk assumed by the insurers or any other information of any kind, unless any Finance Party has requested it to do so in writing and the Security Trustee has failed to do so within fourteen days after receipt of that request.
24.14	Custodians and Nominees

The Security Trustee may appoint and pay any person to act as a custodian or nominee on any terms in relation to any assets of the trust as the Security Trustee may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to the trust created under this Agreement and the Security Trustee shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person.

24.15	Acceptance of Title

The Security Trustee shall be entitled to accept without enquiry, and shall not be obliged to investigate, the right and title that the Company may have to any of the Charged Property and shall not be liable for or bound to require the Company to remedy any defect in its right or title.

24.16	Refrain from Illegality

The Security Trustee may refrain from doing anything which in its opinion will or may be contrary to any relevant law, directive or regulation of any jurisdiction which would or might otherwise render it liable to any person, and the Security Trustee may do anything which is, in its opinion, necessary to comply with any law, directive or regulation.

24.17	Business with the Obligors

The Security Trustee may accept deposits from, lend money to, and generally engage in any kind of banking or other business with the Obligors or any member of the Group.

24.18	Releases

Upon a disposal of any of the Charged Property:
(a)	pursuant to the enforcement of the Transaction Security by a Receiver or the Security Trustee; or

(b)	if that disposal is permitted under the Finance Documents,
the Security Trustee shall (at the cost of the Company) release that property from the Transaction Security and is authorised to execute, without the need for any further authority from the Finance Parties, any release of the Transaction Security or other claim over that asset and to issue any certificates of non-crystallisation of floating charges that may be required or desirable.

24.19	Winding up of Trust

If the Security Trustee, with the approval of the Majority Lenders, determines that (a) all of the Secured Obligations and all other obligations secured by any of the Security Documents have been fully and finally discharged and (b) none of the Finance Parties is under any commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to any Obligor pursuant to the Finance Documents, the trusts set out in this Agreement shall be wound up and the Security Trustee shall release, without recourse or warranty, all of the Transaction Security and the rights of the Security Trustee under each of the Security Documents.

24.20	Perpetuity Period

The perpetuity period under the rule against perpetuities, if applicable to this Agreement, shall be the period of eighty years from the date of this Agreement.

24.21	Powers Supplemental

The rights, powers and discretions conferred upon the Security Trustee by this Agreement shall be supplemental to the Trustee Act 1925 and the Trustee Act 2000 and in addition to any which may be vested in the Security Trustee by general law or otherwise.

24.22	Trustee division separate
(a)	In acting as trustee for the Finance Parties, the Security Trustee shall be regarded as acting through its trustee division which shall be treated as a separate entity from any other of its divisions or departments.

(b)	If information is received by another division or department of the Security Trustee, it may be treated as confidential to that division or department and the Security Trustee shall not be deemed to have notice of it.
24.23	Lender indemnity to the Security Trustee

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Security Trustee, within three Business Days of demand, against any cost, loss or liability incurred by the Security Trustee (otherwise than by reason of the Security Trustee’s gross negligence or wilful misconduct) in acting as Security Trustee under the Finance Documents (unless the Security Trustee has been reimbursed by the Company pursuant to a Finance Document).

24.24	Disapplication

Section 1 of the Trustee Act 2000 shall not apply to the duties of the Security Trustee in relation to the trusts constituted by this Agreement. Where there are any inconsistencies between the Trustee Act 1925 and the Trustee Act 2000 and the provisions of this Agreement, the provisions of this Agreement shall, to the extent allowed by law, prevail and, in the case of any inconsistency with the Trustee Act 2000, the provisions of this Agreement shall constitute a restriction or exclusion for the purposes of that Act.

24.25	Resignation of Security Trustee
(a)	The Security Trustee may resign and appoint one of its Affiliates as successor by giving notice to the other Parties (or to the Agent on behalf of the Lenders).

(b)	Alternatively the Security Trustee may resign by giving notice to the other Parties (or to the Agent on behalf of the Lenders) in which case the Majority Lenders may appoint a successor Security Trustee.

(c)	If the Majority Lenders have not appointed a successor Security Trustee in accordance with paragraph (b) above within 30 days after the notice of resignation was given, the Security Trustee (after consultation with the Agent) may appoint a successor Security Trustee.

(d)	The retiring Security Trustee shall, at its own cost, make available to the successor Security Trustee such documents and records and provide such assistance as the successor Security Trustee may reasonably request for the purposes of performing its functions as Security Trustee under the Finance Documents.

(e)	The Security Trustee’s resignation notice shall only take effect upon (i) the appointment of a successor and (ii) the transfer of all of the Transaction Security to that successor.

(f)	Upon the appointment of a successor, the retiring Security Trustee shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of Clauses 23 (Role of the Agent and the Arranger) and 24 (Role of Security Trustee). Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g)	The Majority Lenders may, by notice to the Security Trustee, require it to resign in accordance with paragraph (b) above. In this event, the Security Trustee shall resign in accordance with paragraph (b) above.

24.26	Delegation
(a)	The Security Trustee may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any of the rights, powers and discretions vested in it by any of the Finance Documents.

(b)	The delegation may be made upon any terms and conditions (including the power to sub-delegate) and subject to any restrictions that the Security Trustee may think fit in the interests of the Finance Parties and it shall not be bound to supervise, or be in any way responsible for any loss incurred by reason of any misconduct or default on the part of any delegate or sub-delegate.
24.27	Additional Security Trustees
(a)	The Security Trustee may at any time appoint (and subsequently remove) any person to act as a separate security trustee or as a co-security trustee jointly with it (i) if it considers that appointment to be in the interests of the Finance Parties or (ii) for the purposes of conforming to any legal requirements, restrictions or conditions which the Security Trustee deems to be relevant or (iii) for obtaining or enforcing any judgment in any jurisdiction, and the Security Trustee shall give prior notice to the Company and the Agent of that appointment.

(b)	Any person so appointed shall have the rights, powers and discretions (not exceeding those conferred on the Security Trustee by this Agreement) and the duties and obligations that are conferred or imposed by the instrument of appointment.

(c)	The remuneration that the Security Trustee may pay to any person, and any costs and expenses incurred by that person in performing its functions pursuant to that appointment shall, for the purposes of this Agreement, be treated as costs and expenses incurred by the Security Trustee.
25.	CONDUCT OF BUSINESS BY THE FINANCE PARTIES

No provision of this Agreement will:
(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

26.	SHARING AMONG THE FINANCE PARTIES

26.1	Payments to Finance Parties

If a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from an Obligor other than in accordance with Clause 27 (Payment mechanics) or Clause 29 (Application of Proceeds) and applies that amount to a payment due under the Finance Documents then:
(a)	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Agent;

(b)	the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 27 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(c)	the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 27.5 (Partial payments).
26.2	Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by the Company and distribute it between the Finance Parties (other than the Recovering Finance Party) in accordance with Clause 27.5 (Partial payments).

26.3	Recovering Finance Party’s rights
(a)	On a distribution by the Agent under Clause 26.2 (Redistribution of payments), the Recovering Finance Party will be subrogated to the rights of the Finance Parties which have shared in the redistribution.

(b)	If and to the extent that the Recovering Finance Party is not able to rely on its rights under paragraph (a) above, the Company shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.
26.4	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:
(a)	each Finance Party which has received a share of the relevant Sharing Payment pursuant to Clause 26.2 (Redistribution of payments) shall, upon request of the Agent, pay to the Agent for account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay); and

(b)	that Recovering Finance Party’s rights of subrogation in respect of any reimbursement shall be cancelled and the Company will be liable to the reimbursing Finance Party for the amount so reimbursed.
26.5	Exceptions
(a)	This Clause 26 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the Company.

(b)	A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:
(i)	it notified that other Finance Party of the legal or arbitration proceedings; and

(ii)	that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.
SECTION 10
ADMINISTRATION
27.	PAYMENT MECHANICS

27.1	Payments to the Agent
(a)	On each date on which the Company or a Lender is required to make a payment under a Finance Document, the Company or that Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)	Payment shall be made to such account in the principal financial centre of the country of that currency with such bank as the Agent specifies.
27.2	Distributions by the Agent

Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 27.3 (Distributions to the Company), Clause 27.4 (Clawback) and Clause 23.15 (Deduction from amounts payable by the Agent) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days’ notice with a bank in the principal financial centre of the country of that currency.

27.3	Distributions to the Company

The Agent may (with the consent of the Company or in accordance with Clause 28 (Set-off)) apply any amount received by it for the Company in or towards payment (on the date and in the currency and funds of receipt) of any amount due from the Company under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

27.4	Clawback
(a)	Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)	If the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.
27.5	Partial payments
(a)	If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by the Company under the Finance Documents, the Agent shall apply that payment towards the obligations of the Company under the Finance Documents in the following order:
(i)	first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent and the Security Trustee (including of any Receiver or Delegate) under the Finance Documents;

(ii)	secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement;

(iii)	thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.
(b)	The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (iv) above.

(c)	Paragraphs (a) and (b) above will override any appropriation made by the Company.
27.6	No set-off by the Company

All payments to be made by the Company under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

27.7	Business Days
(a)	Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.
27.8	Currency of account
(a)	Subject to paragraphs (b) to (e) below, sterling is the currency of account and payment for any sum due from the Company under any Finance Document.

(b)	A repayment of an Unpaid Sum or a part of an Unpaid Sum shall be made in the currency in which that Unpaid Sum is denominated on its due date.

(c)	Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

(d)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(e)	Any amount expressed to be payable in a currency other than sterling shall be paid in that other currency.
27.9	Change of currency
(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:
(i)	any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Company); and

(ii)	any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).
(b)	If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Company) specifies to be necessary, be amended to reflect the change in currency.
27.10	Payments to the Security Trustee

Notwithstanding any other provision of any Finance Document, at any time after any Security created by or pursuant to any Security Document becomes enforceable, the Security Trustee may require:
(a)	the Company to pay all sums due under any Finance Document; or

(b)	the Agent to pay all sums received or recovered from the Company under any Finance Document, in each case as the Security Trustee may direct for application in accordance with the terms of the Security Document.

28.	SET-OFF

A Finance Party may set off any matured obligation due from the Company under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to the Company, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

29.	APPLICATION OF PROCEEDS

29.1	Order of Application

All moneys from time to time received or recovered by the Security Trustee in connection with the realisation or enforcement of all or any part of the Transaction Security shall be held by the Security Trustee on trust to apply them, to the extent permitted by applicable law, in the following order of priority:
(a)	in discharging any sums owing to the Security Trustee (in its capacity as trustee), any Receiver or any Delegate;

(b)	in payment to the Agent, on behalf of the Finance Parties, for application towards the discharge of all sums due and payable by the Company under any of the Finance Documents in accordance with Clause 27.5 (Partial Payments);

(c)	if the Company is not under any further actual or contingent liability under any Finance Document, in payment to any person to whom the Security Trustee is obliged to pay in priority to the Company; and

(d)	the balance, if any, in payment to the Company.
29.2	Investment of Proceeds

Prior to the application of the proceeds of the Transaction Security in accordance with Clause 29.1 (Order of Application) the Security Trustee may, at its discretion, hold all or part of those proceeds in an interest bearing suspense or impersonal account(s) in the name of the Security Trustee or Agent with any financial institution (including itself) and for so long as the Security Trustee thinks fit (the interest being credited to the relevant account) pending the application from time to time of those monies at the Security Trustee’s discretion in accordance with the provisions of this Clause 29.

29.3	Currency Conversion
(a)	For the purpose of or pending the discharge of any of the Secured Obligations the Security Trustee may convert any moneys received or recovered by the Security Trustee from one currency to another, at the spot rate at which the Security Trustee is able to purchase the currency in which the Secured Obligations are due with the amount received.

(b)	The obligations of the Company to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.
29.4	Permitted Deductions

The Security Trustee shall be entitled (a) to set aside by way of reserve amounts required to meet and (b) to make and pay, any deductions and withholdings (on account of Tax or otherwise) which it is or may be required by any applicable law to make from any distribution or payment made by it under this Agreement, and to pay all Tax which may be assessed against it in respect of any of the Charged Property, or as a consequence of performing its duties, or by virtue of its capacity as Security Trustee under any of the Finance Documents or otherwise (except in connection with its remuneration for performing its duties under this Agreement).

29.5	Discharge of Secured Obligations
(a)	Any payment to be made in respect of the Secured Obligations by the Security Trustee may be made to the Agent on behalf of the Lenders and that payment shall be a good discharge to the extent of that payment, to the Security Trustee.

(b)	The Security Trustee is under no obligation to make payment to the Agent in the same currency as that in which any Unpaid Sum is denominated.
29.6	Sums received by the Obligors

If any Obligor receives any sum which, pursuant to any of the Finance Documents, should have been paid to the Security Trustee, that sum shall promptly be paid to the Security Trustee for application in accordance with this Clause.

30.	NOTICES

30.1	Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

30.2	Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:
(a)	in the case of each Obligor, that identified with their names below;

(b)	in the case of each Lender, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

(c)	in the case of the Agent and Security Trustee, that identified with its name below, or any substitute address or fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days’ notice.

30.3	Delivery
(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:
(i)	if by way of fax, when received in legible form; or

(ii)	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address, and, if a particular department or officer is specified as part of its address details provided under Clause 30.2 (Addresses), if addressed to that department or officer.

(b)	Any communication or document to be made or delivered to the Agent or to the Security Trustee will be effective only when actually received by the Agent or the Security Trustee and then only if it is expressly marked for the attention of the department or officer identified with the Agent’s or the Security Trustee’s signature below (or any substitute department or officer as the Agent shall specify for this purpose).

(c)	All notices from or to the Obligors shall be sent through the Agent.

(d)	All notices to a Lender from the Security Trustee shall be sent through the Agent.
30.4	Notification of address and fax number

Promptly upon receipt of notification of an address and fax number or change of address or fax number pursuant to Clause 30.2 (Addresses) or changing its own address or fax number, the Agent shall notify the other Parties.

30.5	Electronic communication
(a)	Any communication to be made between the Agent or the Security Trustee and a Lender under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the Agent, the Security Trustee and the relevant Lender:
(i)	agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(ii)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(iii)	notify each other of any change to their address or any other such information supplied by them.
(b)	Any electronic communication made between the Agent and a Lender or the Security Trustee will be effective only when actually received in readable form and in the case of any electronic communication made by a Lender to the Agent or the Security Trustee only if it is addressed in such a manner as the Agent or Security Trustee shall specify for this purpose.
30.6	English language
(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:
(i)	in English; or

(ii)	if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.
31.	CALCULATIONS AND CERTIFICATES

31.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

31.2	Certificates and Determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

31.3	Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days.

32.	PARTIAL INVALIDITY

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

33.	REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Finance Party or the Arranger, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

34.	AMENDMENTS AND WAIVERS

34.1	Required consents
(a)	Subject to Clause 34.2 (Exceptions) and Clause 24.18 (Releases) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Company and any such amendment or waiver will be binding on all Parties.

(b)	The Agent, or in respect of the Security Documents the Security Trustee, may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause.
34.2	Exceptions
(a)	An amendment or waiver that has the effect of changing or which relates to:
(i)	the definition of “Majority Lenders” in Clause 1.1 (Definitions);

(ii)	an extension to the date of payment of any amount under the Finance Documents;

(iii)	a reduction in the Letter of Credit Fee Rate or a reduction in the amount of any payment of principal, interest, fees or commission payable;

(iv)	an increase in or an extension of any Commitment;

(v)	a change to any Obligor;

(vi)	any provision which expressly requires the consent of all the Lenders;

(vii)	a change in the face amount of any Letter of Credit;

(viii)	Clause 2.2 (Finance Parties’ rights and obligations), Clause 22 (Changes to the Lenders) or this Clause 34;

(ix)	the nature or scope of the Charged Property or the manner in which the proceeds of enforcement of the Transaction Security are distributed; or

(x)	the release of any Security created pursuant to any Security Document or of any Charged Property (except as provided in any Finance Document), shall not be made without the prior consent of all the Lenders.

(b)	An amendment or waiver which relates to the rights or obligations of the Agent, the Security Trustee or the Arranger may not be effected without the consent of the Agent, the Security Trustee or the Arranger as the case may be.
35.	COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

SECTION 11
GOVERNING LAW AND ENFORCEMENT
36.	GOVERNING LAW

This Agreement is governed by English law.

37.	ENFORCEMENT

37.1	Jurisdiction
(a)	The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a “Dispute”).

(b)	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)	This Clause 37.1 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.
37.2	Service of process

Without prejudice to any other mode of service allowed under any relevant law, each Obligor:
(a)	irrevocably appoints Montpelier Marketing Services (UK) Limited as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(b)	agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.
This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1
The Original Lenders

Name of Original Lender	Commitment (£)
The Royal Bank of Scotland plc	74,000,000

SCHEDULE 2
Conditions Precedent
1.	The Obligors
(a)	A copy of the constitutional documents of each Obligor.

(b)	A copy of a resolution of the board of directors of each Obligor:
(i)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

(ii)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(iii)	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.
(c)	A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

(d)	A certificate of the Company (signed by a director) confirming that borrowing the Total Commitments would not cause any borrowing or similar limit binding on the Company to be exceeded.

(e)	A certificate of an authorised signatory of each Obligor certifying that each copy document relating to it specified in this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.
2.	Legal opinions
(a)	A legal opinion of Linklaters LLP, legal advisers to the Arranger, the Security Trustee and the Agent in England, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

(b)	A legal opinion of Mello Jones & Martin, legal advisers to the Arranger, the Security Trustee and the Agent in Bermuda, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

(c)	A legal opinion of Davis Polk & Wardwell, legal advisers to the Company, substantially in the form distributed to the Original Lenders prior to signing this Agreement.
3.	Other documents and evidence
(a)	A copy of each Finance Document, duly executed by the Obligors.

(b)	Evidence that any process agent referred to in Clause 37.2 (Service of process) has accepted its appointment.

(c)	A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Company accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

(d)	The Original Financial Statements.

(e)	Evidence that the fees, costs and expenses then due from the Company pursuant to Clause 10 (Fees) and Clause 16 (Costs and expenses) have been paid or will be paid by the first Utilisation Date.

(f)	Written confirmation from Lloyd’s relating to transfers by Lenders and replacement of issued Letters of Credit in substantially the form agreed between the Company and the Agent on or before the date of this Agreement.

(g)	A statement provided by the Bank of New York in relation to the value of the collateral in the Collateral Account as of the date of this Agreement.

SCHEDULE 3
Form Of Transfer Certificate
To: [           ] as Agent
TRANSFER CERTIFICATE
relating to the agreement (as from time to time amended, varied, novated or supplemented, the “Credit Agreement”) dated [•], whereby a standby letter of credit facility was made available to Montpelier Reinsurance Ltd. by a group of banks on whose behalf The Royal Bank of Scotland plc acted as agent in connection therewith.
1.	Terms defined in the Credit Agreement shall, subject to any contrary indication, have the same meanings herein. The terms “Lender”, “Transferee” and “Portion Transferred” are defined in the Schedule hereto.

2.	The Lender (a) confirms that the details in the Schedule hereto under the heading “ “Lender’s participation in the Facility” accurately summarises its participation in the Credit Agreement and the Term of any existing Letters of Credit and (b) requests the Transferee to accept and procure the transfer by novation to the Transferee of the Portion Transferred (specified in the schedule hereto) of its Commitment and/or its participation in the Facility by countersigning and delivering this Transfer Certificate to the Agent at its address for the service of notices specified in the Credit Agreement.

3.	The Transferee hereby requests the Agent to accept this Transfer Certificate as being delivered to the Agent pursuant to and for the purposes of Clause 22 (Changes to the Lenders) of the Credit Agreement so as to take effect in accordance with the terms thereof on the Transfer Date or on such later date as may be determined in accordance with the terms thereof.

4.	The Transferee confirms that it has received a copy of the Credit Agreement together with such other information as it has required in connection with this transaction and that it has not relied and will not hereafter rely on the Lender to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of any such information and further agrees that it has not relied and will not rely on the Lender to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Obligors.

5.	The Transferee hereby undertakes with the Lender and each of the other parties to the Credit Agreement that it will perform in accordance with their terms all those obligations which by the terms of the Finance Documents will be assumed by it after delivery of this Transfer Certificate to the Agent and satisfaction of the conditions (if any) subject to which this Transfer Certificate is expressed to take effect.

6.	The Lender makes no representation or warranty and assumes no responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any document relating thereto and assumes no responsibility for the financial condition of the Obligors or for the performance and observance by the Obligors of any of their obligations under the Finance Documents or any document relating thereto and any and all such conditions and warranties, whether express or implied by law or otherwise, are hereby excluded.

7.	The Lender hereby gives notice that nothing herein or in the Finance Documents (or any document relating thereto) shall oblige the Lender (a) to accept a re-transfer from the Transferee of the whole or any part of its rights, benefits and/or obligations under the Finance Documents transferred pursuant hereto or (b) to support any losses directly or indirectly sustained or incurred by the Transferee for any reason whatsoever including the non-performance by the Obligors or any other party to the Finance Documents (or any document relating thereto) of its obligations under any such document. The Transferee hereby acknowledges the absence of any such obligation as is referred to in (a) or (b) above.

8.	This Transfer Certificate and the rights, benefits and obligations of the parties hereunder shall be governed by and construed in accordance with English law.
The Schedule
1.	Lender:

2.	Transferee:

3.	Transfer Date:

4.	Lender’s Commitment:	Portion Transferred:

5.	Letter(s) of Credit:	Term and Expiry Date:

6.	Lender’s Participation:	Portion Transferred:

	[Transferor Lender]	[Transferee Lender]

	By:	By:

	Date:	Date:

ADMINISTRATIVE DETAILS OF TRANSFEREE
Address:
Contact Name:
Account for Payments in sterling:
Fax:
Telephone:

SCHEDULE 4
Form of Utilisation Request
From:   [Company]
To:      [Agent]
Dated:
Dear Sirs,
1.	We refer to the agreement (the “Credit Agreement”) dated [•] (as amended and restated from time to time) and made between, inter alia, Montpelier Reinsurance Ltd., The Royal Bank of Scotland plc as Agent and the financial institutions named therein as Lenders. Terms defined in the Credit Agreement shall have the same meaning in this notice.

2.	This notice is irrevocable.

3.	We hereby give you notice that, pursuant to the Credit Agreement and upon the terms and subject to the conditions contained therein, we wish the Lenders to issue or amend a Letter of Credit as follows:

Account Party:

Face amount/Increased amount:

Utilisation Date:

Term:

Commencement Date:

Expiry Date:

4.	We confirm that, at the date hereof, the Repeating Representations are true in all material respects and no Event of Default or Potential Event of Default is continuing.

5.	The Letter of Credit should be issued in favour of Lloyd’s in the form attached and delivered to the recipient at [address of recipient]. The purpose of the Letter of Credit is to provide Funds at Lloyd’s for the “Applicant” mentioned therein.

Yours faithfully

___________________________

Authorised Signatory for and on behalf of [Company]

SCHEDULE 5
Form Of Letter Of Credit

To:	The Society and the Council of Lloyd’s c/o General Manager, Members’ Financial Services Gun Wharf Dock Road Chatham Kent ME4 4TU
Dated [      ]1
Dear Sirs
Irrevocable Standby Letter of Credit No. [      ]
Re: [Name of Corporate Member of Lloyd’s] (the “Applicant”)
This Clean Irrevocable Standby Letter of Credit (the “Credit”) is issued by the banks whose names are set out in Schedule 1 [(Issuing Lenders’ Commitments)] hereto (the “Issuing Lenders”, and each an “Issuing Lender”) in favour of the Society of Lloyd’s (“Lloyd’s”) on the following terms:
1.	Subject to the terms hereof, the Issuing Lenders shall make payments within two business days of demand on [insert name of Agent] (the “Agent”) in accordance with paragraph 4 below.
2.	Upon a demand being made by Lloyd’s pursuant to paragraph 4 below each Issuing Lender shall pay that proportion of the amount demanded which is equal to the proportion which its Commitment set out on Schedule 1 [(Issuing Lenders’ Commitments)] hereto bears to the aggregate Commitments of all the Issuing Lenders set out in Schedule 1 (Issuing Lenders’ Commitments) hereto provided that the obligations of the Issuing Lenders under this Credit shall be several and no Issuing Lender shall be required to pay an amount exceeding its Commitments set out in Schedule 1 [(Issuing Lenders’ Commitments)] hereto and the Issuing Lenders shall not be obliged to make payments hereunder in aggregate exceeding a maximum amount of [amount in sterling]. Any payment by an Issuing Lender hereunder shall be made in sterling to the Lloyd’s account specified in the demand made by Lloyd’s pursuant to paragraph 4 below.
3.	This Credit is effective from [ ] (the “Commencement Date”) and will expire on the Final Expiration Date. This Credit will remain in force until we give you not less than four years notice in writing terminating the same on the fourth anniversary of the Commencement Date or on any date subsequent thereto as specified in such notice (the “Final Expiration Date”), our notice to be sent by registered mail for the attention of the General Manager, Members’ Financial Services, at the above address.

[1]	Date of Letter of Credit

4.	Subject to paragraph 3 above, the Issuing Lenders shall pay to Lloyd’s under this Credit upon presentation of a demand by Lloyd’s on the Agent at [insert Agent’s details], substantially in the form set out in Schedule 2 hereto the amount specified therein (which amount shall not, when aggregated with all other amounts paid by the Issuing Lenders to Lloyd’s under this Credit, exceed the maximum amount referred to in paragraph 2 above).
5.	The Agent has signed this Credit as agent for disclosed principals and accordingly shall be under no obligation to Lloyd’s hereunder other than in its capacity as an Issuing Lender.
6.	All charges are for the Applicant’s account.
7.	Subject to any contrary indication herein, this Credit is subject to the International Standby Practices — ISP98 (1998 publication — International Chamber of Commerce Publication No. 590).
8.	This Credit shall be governed by and interpreted in accordance with English law and the Issuing Lenders hereby irrevocably submit to the jurisdiction of the High Court of Justice in England.
9.	Each of the Issuing Lenders engages with Lloyd’s that demands made under and in compliance with the terms of this Credit will be duly honoured on presentation.

Yours faithfully,

[insert name of Agent]

for and on behalf of [Names of all Issuing Lenders including Agent]

By: ________________________________

Name:

Title:

Schedule 1
Issuing Lenders’ Commitments

Name and Address of Issuing Lender	Commitment (£)

Total Value

Schedule 2
Form of Demand (Pounds Sterling)
[on Lloyd’s letterhead]
Dear Sir/Madam
THE SOCIETY OF LLOYD’S
TRUSTEE OF LETTER OF CREDIT NO.
With reference to the above, we enclose for your attention a Bill of Exchange, together with the respective Letter of Credit. Payment should be made by way of CHAPS. The account details are as follows:

[National Westminster Bank Plc	Sort Code 60-00-01

City of London Office	Account 13637444
P.O. Box 12258
1 Princes Street
London EC2R 8AP]
Please quote Member Code:
Yours faithfully
for Manager
Members’ Funds Department
Members’ Services Unit
By: _____________________________________
Name:
Title:

Your ref:

Our ref:	MEM/ / / /C911f

Extn:
BILL OF EXCHANGE
The Society of Lloyd’s
Trustee of
Letter of Credit No.
Please pay in accordance with the terms of the Letter of Credit to our order the amount of £           .
For and on behalf of
Authorised Signatory
Members’ Funds Department

To:	[insert name of Agent] as the Agent

SCHEDULE 6
Form of Compliance Certificate

To:	[ ] as Agent

From:	[Company/Parent]

Dated:
Dear Sirs
Montpelier Reinsurance Ltd.
£74,000,000 Standby Letter of Credit Facility Agreement
dated 21 June 2007 (the “Agreement”)
1.	We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2.	[We confirm that, as at [insert date]:
(a)	Consolidated Debt was £[•]; and

(b)	Consolidated Net Worth was £[•].

Therefore, as at [insert date], the ratio of Consolidated Debt to Consolidated Net Worth is [•] per cent. and the Leverage Ratio did not exceed 30 per cent.][2]
3.	[We confirm that, as at [insert date], the A.M. Best Rating of the Company was [•]. Therefore, as at [insert date], its A.M. Best Rating was not below [B++].][3]

Signed:	_____________________________________	_____________________________________
	Director	Director
	Of	Of
	[Company/Parent]	[Company/Parent]
[insert applicable certification language]**
____________________________
for and on behalf of
[name of auditors of the Company/Parent]***

[2]	To be provided in Compliance Certificates accompanying financial statements of the Parent only.

[3]	To be provided in Compliance Certificates accompanying financial statements of the Company only.

**	To be agreed with the Company’s and the Parent’s auditors and the Lenders prior to signing the Agreement.

***	Only applicable if the Compliance Certificate accompanies the audited financial statements and is to be signed by the auditors. To be agreed with the Company’s and the Parent’s auditors prior to signing the Agreement.

SCHEDULE 7
Existing Security

Total Principal Amount
Description of Security	of Indebtedness Secured
Security created under or in relation to the Trance B Domestic Letter of Credit Facility with Bank of America as Original Lender	US$225,000,000

Security created under or in relation to the Syndicated 5-year facility with Bank of America and HSBC as Original Lenders	US$500,000,000

Security created under or in relation to the Syndicated 364 Day facility with Bank of America and HSBC as Original Lenders	US$250,000,000

Security created under or in relation to the bilateral facility with Bank of New York as Original Lender	US$100,000,000

SCHEDULE 8
Form of Credit Institution Confirmation
[Letterhead of Agent]
To: [the relevant Beneficiary]
We, The Royal Bank of Scotland plc, (the “Agent”) acting as agent on behalf of each of [name of each bank participating in the Letter of Credit] (the “Lenders”), hereby confirm the following:
We have provided a multi bank Letter of Credit as agent on behalf of the Lenders which will be included in the Lloyd’s Deposit of [           ] (the “Corporate Member”).
The execution and delivery by the Agent of the Letter of Credit has been duly authorised by all necessary action on the part of the Lenders and the Letter of Credit has been duly executed and delivered by the Agent on behalf of the Lenders.
The obligations of the Lenders under the Letter of Credit constitute legal, valid and binding obligations.
_________________________________________
Signature of Authorised Signatory
For and on behalf of
The Royal Bank of Scotland plc
acting as Agent on behalf of the Lenders

SCHEDULE 9
Letter Of Comfort
[on Lloyd’s letterhead]
Dear Sir/Madam
I understand that Montpelier Reinsurance Ltd. on behalf of [•] (a “Corporate Member”) has procured or may procure the provision to Lloyd’s of one or more letters of credit, each with a commencement date of [•], having a maximum aggregate value of up to £[74,000,000] to form part of their Funds at Lloyd’s (the “RBS L/C”). [The RBS L/C is to replace the letters of credit currently provided to Lloyd’s in respect of the Corporate Member which total £[•]].
You have asked whether, in the event of monies having to be applied out of a Corporate Member’s Funds at Lloyd’s, the letters of credit and other Funds at Lloyd’s of the Corporate Member may be drawn down in a pre-determined order whereby any drawdown on the RBS L/C would not be made until such time as all other of the relevant Corporate Member’s Funds at Lloyd’s had been applied.
As you are aware, the letters of credit are held by Lloyd’s in its capacity as trustee under the terms of the Security and Trust Deed (substantially in the form STD (CM) G93 CM 123) entered into by the Corporate Member. Any decision to draw down on any letter of credit involves an exercise of discretion in the light of the circumstances prevailing at the relevant time, and thus no binding undertaking can be given now.
However, I can confirm that at the time of considering the drawdown of the Corporate Member’s Funds at Lloyd’s, Lloyd’s would take into account the requested order of drawdown set out in the second paragraph of this letter.
For the avoidance of doubt, Lloyd’s shall not be responsible to you or any other person for any losses incurred by you or such other person as a consequence of acting in reliance upon this letter.
Yours faithfully,
For and on behalf of Lloyd’s

SCHEDULE 10
Form of Pledged Collateral Certificate

To:	[ ] as Agent

From:	[Company]

Dated:
Dear Sirs
Montpelier Reinsurance Ltd.
£74,000,000 Standby Letter of Credit Facility Agreement
dated 21 June 2007 (the “Agreement”)
1.	Reference is made to the £74,000,000 Standby Letter of Credit Facility Agreement dated 21 June 2007 between, inter alia, Montpelier Reinsurance Ltd. as the Company, Montpelier Re Holdings Ltd. as Parent, Montpelier Capital Limited as Account Party and The Royal Bank of Scotland PLC as Mandated Lead Arranged, the Agent and Security Trustee.

2.	Terms defined in the Agreement have the same meaning in this Pledged Collateral Certificate unless given a different meaning in this Pledged Collateral Certificate.

3.	This Pledged Collateral Certificate is being furnished to the Agent pursuant to Clause 18.8 of the Agreement.

4.	The undersigned officer of the Company hereby certifies:
(a)	the information furnished in the calculations attached hereto was true and correct as of the last Business Day of the month ended immediately preceding the date of this certificate; and

(b)	as of the date of this certificate, there exists no Event of Default under the Finance Documents.

By:
Name:
Title:

SIGNATURES
The Company

The common seal of	)
MONTPELIER REINSURANCE LTD.	)
was hereunto affixed	)
in the presence of:	)
Director:     /s/ Thomas G.S. Busher
Director/Secretary:    /s/ Jonathan B. Kim
Address:     94 Pitts Bay Road, Pembroke HM 08, Bermuda
Fax:     441-296-5551
Attention:    Jonathan B. Kim, General Counsel and Secretary
The Parent

The common seal of	)
MONTPELIER RE	)
HOLDINGS LTD.	)
was hereunto affixed	)
in the presence of:	)
Director:     /s/ Thomas G.S. Busher
Director/Secretary:     /s/ Jonathan B. Kim
Address:     94 Pitts Bay Road, Pembroke HM 08, Bermuda
Fax:     441-296-5551
Attention:     Jonathan B. Kim, General Counsel and Secretary
The Account Party
MONTPELIER CAPITAL LIMITED
By:     /s/ Thomas G.S. Busher
Address: 6 Bevis Marks, London EC3A 7HL
Fax:           44 20 7621 1932
Attention:        Thomas G.S. Busher

The Arranger
THE ROYAL BANK OF SCOTLAND PLC
By: /s/ Alan Hames

Address:	135 Bishopsgate London EC2M 3UR

Fax:	44 20 7085 2269

Attention:	Alan Hames
The Agent
THE ROYAL BANK OF SCOTLAND PLC
By: /s/ Alan Hames

Address:	135 Bishopsgate London EC2M 3UR

Fax:	44 20 7085 2269

Attention:	Alan Hames
The Lenders
THE ROYAL BANK OF SCOTLAND PLC
By: /s/ Alan Hames